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Exhibit 3.23

Industry Canada

Certificate
of Amendment

Canada Business
Corporations Act

Cascades Fine Papers Group Thunder Bay Inc.		343043-0
Name of corporation		Corporation number
I hereby certify that the articles of the above-named corporation were amended:
a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐
b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐
c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒
d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐

April 15, 2002
Director		Date of Amendment

Industry Canada Canada Business Corporations Act		FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)

1—	Name of the Corporation	2—	Corporation no.
PROVINCIAL PAPERS INC.		343043-0

3—	The articles of the above-named corporation are amended as follows:
Section 1 of the Articles of Continuance of the Corporation is amended in order to change the name of the Corporation to:
Cascades Fine Papers Group Thunder Bay Inc.
Section 2 of the Articles of Continuance of the Corporation is amended in order to provide that the place in Canada where the registered office will be located shall be:
Province of Quebec

Date	Signature	Capacity of
26 mars 2002	Michèle Beauchanp	Secrètaire

For Departmental Use Only	Printed Name
April 3, 2002

Industry Canada

Certificate
of Amendment

Canada Business
Corporations Act

PROVINCIAL PAPERS INC.	343043-0
Name of corporation	Corporation number
I hereby certify that the articles of the above-named corporation were amended:
(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐
(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐
(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒
(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐

July 6, 1998
Director	Date of Amendment

Canada Business Corporations Act		FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)

1—	Name of the corporation	2—	Corporation No.
PROVINCIAL PAPERS INC.		343043-0

3—	The articles of the above-named corporation are amended as follows:
The Registered office of the Corporation is situated in St. Jérôme in the Province of Quebec

Date	Signature	Title
29 juin 1998		Secrètaire-Trésorier

Filed
Jul 6, 1998

Canada Business Corporations Act		FORM 3 NOTICE OF REGISTERED OFFICE OR NOTICE OF CHANGE OF REGISTERED OFFICE (SECTION 19)

1—	Name of corporation	2—	Corporation No.
	Provincial Papers Inc.		343043-0

3—	Place in Canada where the registered office is situated
St. Jérôme, Province of Quebec

4—Address of registered office 2 Rolland Avenue St-Jérôme, Quebec J7Z 5S1

CAUTION: Address if register office must be within place specified in articles, otherwise an amendment is required (Form 4) in addition to this form

5—	Effective date of change
June 1st, 1998

6—	Previous address of registered office
772 Sherbrooke Street West Suite 300 Montreal, Quebec H3A 1G1

Date	Signature	Title
29 juin 1998		Secrètaire-Trésorier

Filed
Jul 6, 1998

Industry Canada

Corporations Directorate 9th floor	Your file
Jean Edmonds Tower South 365 Laurier Avenue West
Ottawa, Ontario K1A 0C8	Our file—343043-0

July 6, 1998

ROLLAND INC.
ATTN: L.O. DESY
2 AVENUE ROLLAND
SAINT-JEROME, QUE
J7Z 5S1

Re—Objet

PROVINCIAL PAPERS INC.

Enclosed herewith is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:

  This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

For the Director General, Corporations Directorate

Industry Canada

Certificate
of Continuance

Canada Business
Corporations Act

PROVINCIAL PAPERS INC.	343043-0
Name of corporation	Corporation number
I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.

October 30, 1997
Director	Date of Continuance

Industry Canada Canada Business Corporations Act	FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)

1—	Name of corporation
PROVINCIAL PAPERS INC.

2—	The place in Canada where the registered office is to be situated
Metropolis Territory of Montreal, Province of Quebec.

3—	The classes and any maximum number of shares that the corporation is authorized to issue
An unlimited number of common shares.

4—	Restrictions, if any, on share transfers
The annexed Schedule "A" is incorporated in this form.

5—	Number (or minimum and maximum number) of directors
A minimum of one (1) director and a maximum of ten (10) directors.

6—	Restrictions, if any, on business the corporation may carry on
None.

7—	(1) If change of name effected, previous name
N/A
(2) Details of incorporation
Amalgamated in Ontario by Certificate of Arrangement dated April 30, 1997.

8—	Other provisions, if any
The annexed Schedule "B" is incorporated in this form.

Date	Signature	Title
August 19, 1997		Luc O. Désy Secretary/Treasurer

FOR DEPARTMENTAL USE ONLY Corporation No.		Filed
343043-0		November 6, 1997

SCHEDULE A

        No share in the capital of the Corporation shall be transferred without either:

  (a)
  the consent of the holders of at least fifty-one percent (51%) of the common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of at least fifty-one percent (51%) of such shares, or

  (b)
  the consent of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

SCHEDULE B

        Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

  (a)
  borrow money upon the credit of the Corporation;

  (b)
  issue, re-issue, sell or pledge debt obligations of the Corporation;

  (c)
  subject to the provisions of the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

  (d)
  mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

        The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

        The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

        Any invitation to the public to subscribe for securities of the Corporation is prohibited.

1236837

Ministry of Consumer and Commercial Relations

CERTIFICATE

This is to certify that these articles are effective on April 30, 1997.

Director, Business Corporations Act

FORM 8
Business Corporations Act

ARTICLES OF ARRANGEMENT

1.
The name of the corporation is:

  PROVINCIAL PAPERS INC.

2.
The new name of the corporation (if changed by the arrangement):

3.
Date of incorporation:
97/04/30 (Year, Month, Day)
4.
The arrangement has been approved by the shareholders of the corporation in accordance with section 182 of the Business Corporations Act.

5.
A copy of the arrangement is attached to these articles as Exhibit "A".

6.
The arrangement was approved by the court on
97/04/29 (Year, Month, Day)

  and a certified copy of the Order of the court is attached to these articles as Exhibit "B".

7.
The terms and conditions to which the scheme is made subject by the Order have been complied with.

These articles are signed in duplicate.

PROVINCIAL PAPERS INC. (Name of Corporation)
By:
(Signature) (Description of Office)

        I HEREBY CERTIFY that annexed hereto is a true and correct copy of an amended and restated Arrangement Agreement between Provincial Papers Holdings Inc., Provincial Papers Inc., Provincial Papers Shareholdings Inc., 1228056 Ontario Limited and Rolland Inc. dated as of the 25th day of April, 1997 and that the same is still in full force and effect, unamended.

        DATED the 30th day of April, 1997.

Jackie Petrovic, Solicitor

EXHIBIT "A"

ARRANGEMENT AGREEMENT

        THIS AGREEMENT dated as of April 25, 1997 is made

BETWEEN:

    PROVINCIAL PAPERS HOLDINGS INC.
    a corporation incorporated under the laws of Ontario
    ("Provincial Papers")

        -and-

    PROVINCIAL PAPERS INC.
    a corporation incorporated under the laws of Ontario
    ("PPI")

        -and-

    PROVINCIAL PAPERS SHAREHOLDINGS INC.
    a corporation incorporated under the laws of Ontario
    CPPSI")

        -and-

    1228056 ONTARIO LIMITED
    a corporation incorporated under the laws of Ontario
    ("Acquireco")

        -and-

    ROLLAND INC.
    a corporation incorporated under the laws of Canada
    ("Rolland")

WHEREAS:

A.
Provincial Papers intends to propose to its shareholders an Arrangement under Section 182 of the Business Corporations Act of Ontario.

B.
The Arrangement will be on the terms and conditions set forth in this Agreement and the Plan of Arrangement attached as Schedule A.

C.
The parties have agreed to enter into this Agreement setting out the terms and conditions on which the Arrangement will be carried out.

D.
This Agreement amends and restates the Agreement entered into by the parties as of the 10th day of April, 1997.

        NOW THEREFORE THIS AGREEMENT WITNESSES that, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1—INTERPRETATION

1.1   Definitions.

        In this Agreement:

        "Acquireco" means 1228056 Ontario Limited, a corporation governed by the laws of Ontario;

        "Agreement" means this Agreement and the recitals and Schedules hereto, as amended, modified or supplemented from time to time;

        "Arrangement" means the arrangement proposed under Section 182 of the OBCA, on the terms and conditions set forth in the Plan of Arrangement, and any amendment, modification or supplement thereto from time to time made in accordance with the terms thereof;

        "Articles of Arrangement" means articles of arrangement in respect of the Arrangement in the form required by the OBCA to be sent to the Director after the Final Order is granted;

        "Business" means the business of manufacturing fine coated papers carried on by PPI;

        "Business Day" means a day other than Saturday, Sunday or a statutory holiday or civic holiday in Ontario;

        "Certificate of Arrangement" means the certificate of the Articles of Arrangement;

        "Closing Date" shall be:

  (i)
  the second Business Day following the granting of the Final Order, or such other day as the parties may agree, if no Person appears to oppose the granting of the Final Order,

  (ii)
  the thirty-first day following the granting of the Final Order if a Person appears to oppose the granting of the Final Order and if no notice of appeal or motion to set aside the Final Order is filed prior to such date,

  (iii)
  the second Business Day following the final disposition of any appeal or motion with respect to the Final Order if such an appeal or motion is filed, or

  (iv)
  such other date as the parties may agree;

        "Court" means the Ontario Court of Justice (General Division);

        "Director" means the director appointed under Section 278 of the OBCA;

        "Dispute" shall have the meaning ascribed to it in Section 7.1;

        "Effective Date" means the date of issue shown on the Certificate of Arrangement issued by the Director under subsection 183(2) of the OBCA;

        "Effective Time" means the time on the Effective Date when the Certificate of Arrangement is issued;

        "Information Document" means the information document of Provincial Papers to be prepared and sent to the Provincial Papers Shareholders in connection with the Provincial Papers Shareholders' Meetings;

        "Environmental Law" means any statute, by-law, regulation, enactment, ordinance, rule, permit, consent, approval, license, judgment, order, writ, judicial decision, common-law rule (including without limitation the common-law respecting nuisance and tortuous liability), decree, injunction, agreement or authorization or other requirement having the force and effect of law, whether federal, provincial, territorial, municipal or local, related to environmental or occupational health and safety matters, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances;

        "Environmental Permit" means any license, permit, approval or authorization required under any applicable Environmental Law;

        "Final Order" means the order of the Court approving the Arrangement;

        "Financial Statements" means the audited financial statements of Provincial Papers and each of the Subsidiaries each consisting of a balance sheet and statements of earnings and changes in financial position for the years ended October 31, 1994, 1995 and 1996, together with the report of KPMG, Chartered Accountants, thereon and the notes thereto, and the unaudited financial statements of Provincial Papers for the fiscal quarter ended January 31, 1997 and of PPI for the period ended March 31, 1997, true copies of which comprise Schedule B;

        "Governmental Authority" means:

  (a)
  any federal, provincial or municipal agency, department, ministry or authority;

  (b)
  any court, tribunal or board; or

  (c)
  any non-governmental body to the extent that such body has the authority to make rules, orders or other requirements applicable to the Provincial Papers Shares, Provincial Papers, the Subsidiaries, the Real Property or the Business;

        "Interim Order" means the interim order of the Court with respect to the Arrangement;

        "Mailing Date" means the date of mailing of the Information Document to Provincial Papers Shareholders;

        "Material Contracts" means those contracts of Provincial Papers or a Subsidiary whose term does not end or cannot be terminated within 90 days and pursuant to which Provincial Papers or the Subsidiary, as the case may be, is obligated to pay in excess of $100,000 per annum in respect of such contract;

        "Negotiation Period" shall have the meaning ascribed thereto in Section 7.3(a);

        "OBCA" means the Business Corporations Act (Ontario);

        "Ordinary Course of Business" means the conduct by PPI of the Business or by Provincial Papers and the other Subsidiaries of their businesses;

  (a)
  as the same have been conducted historically by each of them, following their usual practices with respect to sales and production activity, maintenance and repair of machinery and equipment, incurring ordinary liabilities or expenditures and making ordinary contracts, sales, purchases and commitments and other matters relating to their operations and following their usual accounting practices in recognizing income, making accruals and providing for reserves, or

  (b)
  consistent with the current business plan of PPI;

        "Owned Property" means the real property owned by Provincial Papers or the Subsidiaries as more specifically defined in Section 3.2(m) of this Agreement;

        "Plan of Arrangement" means the plan of arrangement in the form attached as Schedule A to this Agreement, as amended, modified or supplemented from time to time;

        "Person" includes individuals, corporations, partnerships, limited partnerships, joint stock companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities;

        "Place of Closing" means the offices of Cassels Brock & Blackwell, Scotia Plaza, Suite 2100, 40 King Street West, Toronto, Ontario, M5H 3C2;

        "PPI" means Provincial Papers Inc., a corporation governed by the laws of Ontario;

        "PPSI" means Provincial Papers Shareholdings Inc., a corporation governed by the laws of Ontario;

        "Provincial Group" means Provincial Papers and the Subsidiaries;

        "Provincial Papers" means Provincial Papers Holdings Inc., a corporation governed by the laws of Ontario;

        "Provincial Papers Shares" means the Class X Common Shares, Series A, the Class X Common Shares, Series B and the Class Y Common Shares in the capital of Provincial Papers;

        "Provincial Papers Shareholders" means at any time the holders at that time of Provincial Papers Shares;

        "Provincial Papers Shareholders' Meetings" means the special meeting of the holders of Special Voting Shares, of the Class X Common Shares and the special meeting of the holders of the Class Y Common Shares each to be held on or before April 30, 1997 or such other day the parties may agree, and any adjournment(s) or postponement(s) thereof, to consider and, if thought appropriate, to pass, whether with or without variation, a special resolution to approve the Arrangement;

        "Pulpwood Supply Agreement" means that certain agreement between Abitibi-Price Inc., Provincial Papers and PPI dated May 3, 1993 with respect to the supply of pulpwood;

        "Real Property" means the real property owned or leased by Provincial Papers or the Subsidiaries as more specifically defined in Section 3.2(m) of this Agreement;

        "Rolland" means Rolland Inc., a corporation governed by the laws of Canada;

        "Securities Act" means the Securities Act (Ontario);

        "Securities Legislation" means the OBCA and the Securities Act, as now enacted or as the same may be amended, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of any relevant stock exchange;

        "Subsidiaries" means PPI, PPSI and Provincial Papers of America, Inc., a corporation incorporated pursuant to the laws of Delaware;

        "Tax" means any tax, duty, excise, fee, impost, assessment, deduction, charge or withholding including federal and provincial sales tax, land transfer tax, income tax, excise tax, use tax, business tax, capital tax, franchise tax and any other provincial tax, federal tax, municipal tax, local tax, foreign tax, and all liabilities with respect thereto levied, imposed or assessed by any Governmental Authority from time to time, including without limitation any penalty and interest payable with respect thereto; and

        "Termination Date" shall have the meaning ascribed thereto in Section 5.4.

1.2   Headings and References.

        The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. Unless otherwise specified, references to Sections and Schedules are to Sections of, and Schedules to, this Agreement.

1.3   Date for Any Action.

        If any date on which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

1.4   Currency.

        All references to currency in this Agreement are to Canadian dollars.

1.5   Time.

        Unless otherwise indicated, all times expressed herein are local time, Toronto, Ontario.

1.6   Construction.

        In this Agreement:

  (a)
  words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

  (b)
  the word "including" shall mean "including without limitation"; and

  (c)
  any reference to a statute shall mean the statute in force as at the date hereof and any regulation in force thereunder, unless otherwise expressly provided.

1.7   Accounting Principles.

        Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the Canadian generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor thereto, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.8   Invalidity of Provisions.

        The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and any such invalid or unenforceable provision shall be deemed to be of no force and effect unless the result is to change in a material way the terms of the transaction contemplated by this Agreement.

1.9   Tender.

        Any tender of documents or money under this Agreement may be made upon the parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company, or by wire transfer with confirmed receipt of funds.

1.10 Schedules.

        The following schedules shall be delivered in connection with this Agreement:

SCHEDULE NUMBER	SUBJECT MATTER	REFERENCE
A	Plan of Arrangement	1.1, Definition
B	Financial Statements	1.1, Definition
C	Provincial Group Articles of Incorporation	3.2(h) and (i)
D	Registrations and Licenses	3.2(h), (i) and (aa)
E	Bank Accounts and Powers of Attorney	3.2(hh)
F	Encumbrances	3.2(j), (p), (r) and (ii)
G	Opinion of Counsel to Provincial Papers	5.2(g)
H	Material Contracts and other obligations	3.2(m) and (t)
I	Real Property Owned (Part 1) or Leased (Part 2)	3.2(n) and (p)
J	Intellectual Property	3.2(r)
K	Insurance	3.2(v)
L	Employees and Employment Agreements	3.2(x)
M	Collective Agreements and Grievances	3.2(x) and (y)
N	Benefits	3.2(x)
O	Proceedings	3.2(cc)
P	Dividends	3.2(bb)
Q	Environmental Matters	3.2(o)
R	Subsidiaries and Shareholdings	3.2(j)
S	Option Holders	3.2(e)
T	Acquireco Articles of Incorporation	3.3(b)
U	Residency of Certain Shareholders	3.2(g)

V	Consents	3.2.(m)
W	Shareholders	3.2(a)

Schedules B through W have been or will be separately identified and delivered by Provincial Papers to Acquireco, on or before the Closing Date. Schedule A shall be attached to and delivered concurrently with this Agreement.

Section 2—THE ARRANGEMENT

2.1   Arrangement.

        The Arrangement shall have the following parts and such parts shall be effected in the following order.

        All the issued and outstanding Class I Shares, Series A and Series B and Class II Shares and Voting Special Shares, Series A and Series B shall be redeemed by Provincial Papers, in the manner contemplated by Section 3.1 of the Plan of Arrangement.

        Immediately thereafter, the Provincial Papers Shareholders shall exchange the Class X Series A, the Class X Series B and the Class Y Shares for TWENTY-SIX MILLION DOLLARS ($26,000,000) from Acquireco in the manner contemplated by Section 3.2 of the Plan of Arrangement.

        Immediately thereafter, Acquireco, Provincial Papers, PPI and PPSI shall amalgamate in the manner contemplated by Section 3.3 of the Plan of Arrangement.

2.2   Application to Court to Approve Arrangement.

        As soon as reasonably practicable following the date of this Agreement, Provincial Papers, with the support of Acquireco, will apply to the Court pursuant to Section 182 of the OBCA for an order approving the Arrangement. In connection with such application, Provincial Papers shall apply for an Interim Order pursuant to section 182 of the OBCA providing for, among other things, the calling and holding of the Provincial Papers Shareholders' Meetings for the purpose of considering and, if thought appropriate, approving the Arrangement. If the Arrangement is approved at the Provincial Papers Shareholders' Meetings in accordance with the Interim Order and if the conditions set forth in Section 5 have been satisfied, waived or released, Provincial Papers, with the support of Acquireco, will take the necessary steps to obtain the Final Order approving the Arrangement, subject to the satisfaction, waiver or release of the conditions set forth in Section 5, prior to the Effective Date.

2.3   Articles of Arrangement.

        On the Closing Date, Provincial Papers, PPI, PPSI and Acquireco shall jointly file, pursuant to subsection 183(1) of the OBCA, Articles of Arrangement and such other documents as may be required to give effect to the Arrangement and to obtain the Certificate of Arrangement from the Director.

Section 3—REPRESENTATIONS AND WARRANTIES

3.1   Mutual Representations and Warranties.

        Each party represents and warrants to the other party as follows and acknowledges that the other party is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

  (a)
  it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its property and assets and to carry on its business as now conducted by it;

  (b)
  the execution and delivery of this Agreement by it, including all matters contemplated hereby, have been authorized by all necessary corporate action and it has the corporate power and authority to enter into and perform its obligations under this Agreement;

  (c)
  it has duly executed and delivered this Agreement and this Agreement is a valid and binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and to general principles of equity; and

  (d)
  the execution and delivery of this Agreement and the completion of the transactions contemplated hereby and in the Plan of Arrangement do not now and will not as of the Effective Date:

  (1)
  conflict with, or result in a breach of, or create a state of facts which after notice or lapse of time or both results or may result in a breach of, any of the terms, conditions or provisions of its constating documents or, in the case of Provincial Papers, the constating documents of any of the Subsidiaries, or any material agreement, instrument, license, permit, undertaking, commitment or understanding to which it or, in the case of Provincial Papers, any of the Subsidiaries, is a party or by which it is bound;

  (2)
  violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to it (after due inquiry), the breach of which would have a material adverse effect on it; or

    (3)
    result in the creation or imposition of any mortgage, charge, security interest, encumbrance or lien on any of the Provincial Papers Shares or any asset of Provincial Papers, or any of the Subsidiaries.

3.2   Representations and Warranties of Provincial Group.

        Provincial Papers and each of the Subsidiaries represent and warrant to Acquireco and acknowledge that Acquireco is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

  (a)
  Authorized and Issued Share Capital.    The authorized and issued share capital of Provincial Papers as of February 15, 1997 is as follows:

CLASS OF SHARES	AUTHORIZED	ISSUED
Class I Shares, Series A	Unlimited	32,568,172
Class I Shares, Series B	Unlimited	87,000,000
Class II Shares	Unlimited	126,446,275
Voting Special Shares, Series A	Unlimited	620
Voting Special Shares, Series B	Unlimited	78
Class X Common Shares, series A	Unlimited	15,392,228
Class X Common Shares, series B	Unlimited	4,000,000
Class Y Common Shares	Unlimited	96,116,017
Class Z Common Shares	100	None

    and the outstanding shares have been duly authorized and validly issued as fully paid and non-assessable. Set out on Schedule W to this Agreement are the names of the registered and beneficial shareholders of Provincial Papers and the number and class of shares held by each. Such shares are held free and clear of all encumbrances.

  (b)
  Authorized and Issued Share Capital.    The authorized and issued share capital of PPI is and shall be on the Effective Date as follows:

CLASS OF SHARES	AUTHORIZED	ISSUED
Common Shares	Unlimited	2,000,001

    and the outstanding shares have been duly authorized and validly issued as fully paid and non-assessable.

  (c)
  Authorized and Issued Share Capital. The authorized and issued share capital of PPSI is and shall be on the Effective Date as follows:

CLASS OF SHARES	AUTHORIZED	ISSUED
Class A Common Shares	Unlimited	2
Class B Common Shares	Unlimited	1

    and the outstanding shares have been duly authorized and validly issued as fully paid and non-assessable.

  (d)
  Authorized and Issued Share Capital. The authorized and issued share capital of Provincial Papers of America, Inc. is and shall be on the Effective Date as follows:

CLASS OF SHARES	AUTHORIZED	ISSUED
No Named Class, Par Value of $1.00 each	3,000	100

    and the outstanding shares have been duly authorized and validly issued as fully paid and non-assessable.

  (e)
  Options. Except as set out on Schedule S, no Person has any agreement or option or any right or privilege capable of becoming an agreement including convertible securities, warrants or convertible obligations of any nature, for:

  (1)
  the purchase from any shareholder of any of the shares in the capital of Provincial Papers or any of the Subsidiaries; or

  (2)
  the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Provincial Papers or any of the Subsidiaries,

    and the outstanding shares have been duly authorized and validly issued as fully paid and non-assessable.

  (f)
  Proceedings Affecting the Provincial Papers Shares or the Business. There are no legal, administrative or other claims, proceedings, investigations,

  injunctions or restrictions threatened, impending or outstanding relating to or affecting the Provincial Papers Shares or the Business.

  (g)
  Residency. Except as set out on Schedule U, each of the shareholders of Provincial Papers is not a non-resident of Canada within the meaning of that term in section 116 of the Income Tax Act of Canada.

  (h)
  Status of Provincial Papers. Provincial Papers has been duly incorporated and organized and validly exists under the laws of Ontario. Schedule C contains a complete and true copy of the certificate and articles of incorporation of Provincial Papers. No amendment to these articles has been authorized or applied for. Provincial Papers has the power to own or lease its property and to carry on the Business as currently being conducted by it. Provincial Papers is duly qualified, by registration, license or otherwise, as a corporation to do business in each jurisdiction in which the nature of the business conducted by it or the property owned or leased by it makes such qualification necessary except where the lack of such qualification would not have a material adverse effect on the Business or Provincial Papers. Provincial Papers is in good standing and has made all material filings necessary in each of such jurisdictions. Set out on Schedule D is a list of all jurisdictions where Provincial Papers is qualified to do business by registration, license or otherwise.

  (i)
  Status of the Subsidiaries. Each of the Subsidiaries has been duly incorporated and organized and validly exists under the jurisdiction of its incorporation. Schedule C contains a complete and true copy of the certificate and articles of incorporation, or similar document, of each of the Subsidiaries. Neither Provincial Papers nor any of the Subsidiaries has authorized or applied for any amendment to these articles. Each of the Subsidiaries has the power to own or lease its property and to carry on its business as currently being conducted by it. Each of the Subsidiaries is duly qualified, by registration, license or otherwise, as a corporation to do business in each jurisdiction in which the nature of the business conducted by it or the property owned or leased by it makes such qualification necessary except where the lack of such qualification would not have a material adverse effect on such Subsidiary. Each of the Subsidiaries are in good standing and has made all material filings necessary in each of such jurisdictions. Set out on Schedule D is a list of all jurisdictions where each of the Subsidiaries is qualified to do business by registration, license or otherwise.

  (j)
  Subsidiaries and Shareholdings. Except as set out on Schedule R, Provincial Papers has no subsidiaries or affiliates as those words are defined in the OBCA, and Provincial Papers and the Subsidiaries do not own shares in the capital of any other corporation nor do they own an interest in any partnership or joint venture. Either Provincial Papers or a Subsidiary is the registered and beneficial owner of all of the issued and outstanding shares in the capital of the Subsidiaries and such Shares are held free and clear of all encumbrances except as disclosed on Schedule F.

  (k)
  Certain Subsidiaries Inactive. PPSI and Provincial Papers of America Inc. do not have and have never had any employees, have not carried on any business, are not a party to or bound by any contract, agreement, lease, instrument or other obligation whatsoever, and have no liabilities (contingent or otherwise) of any nature or kind whatsoever.

  (l)
  Financial Statements. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and fairly present the assets, liabilities and financial position of Provincial Papers and each of the Subsidiaries and the results of the operation of their business as of the dates and throughout the periods indicated.

  (m)
  Material Contracts. Set out on Schedule H is a list of all of the Material Contracts of Provincial Papers and the Subsidiaries. All Material Contracts are in full force and effect in accordance with their terms and no material default exists in respect of any of them and there exists no set of facts which, after notice or lapse of time or both, would constitute such a material default. Each of the Material Contracts of Provincial Papers and the Subsidiaries is in writing, copies of which have been provided to Acquireco. Provincial Papers and the Subsidiaries each have the capacity to perform their respective obligations under all Material Contracts. Except as set out on Schedule V, the transfer of the exchanged Provincial Papers Shares contemplated by this Agreement does not require the consent of any party to any Material Contract. Provincial Papers knows of no reason why Provincial Papers and each of the Subsidiaries after the completion of the Arrangement should be unable to fulfill its material obligations under the Material Contracts in accordance with their terms.

  (n)
  Real Property. Set forth on Schedule I is a complete legal description of all real property owned or leased by Provincial Papers or any of the Subsidiaries or in which Provincial Papers or any of its Subsidiaries holds an interest, together with a description of the interest held (the "Real Property").

  (1)
  The Real Property and its present use comply with all applicable material laws, by-laws, regulations, codes, standards and agreements enacted or administered by, or entered into with, any governmental or other authority having jurisdiction.

  (2)
  The Real Property is zoned under the applicable zoning by-laws for the present use being made of the Real Property and Provincial Papers has no knowledge of any plans, studies, notices of intent or pending by-laws which, if implemented, could change the zoning of the Real Property.

  (3)
  Neither the Real Property nor any part thereof has been expropriated, nor has Provincial Papers any reason to believe that all or any part of the Real Property will be expropriated within 12 months of the Closing Date.

    (4)
    The Real Property described in Part I of Schedule I (the "Owned Property") is held by PPI, which is the beneficial and registered owner thereof and has the exclusive right to possess, use and occupy the Owned Property. All buildings, structures, improvements and appurtenances situated on the Owned Property are adequate and suitable for the purposes for which they are currently being used, and the holder has adequate rights of ingress and egress for the operation of the Business. To the best of the knowledge of PPI, there is no violation of any restrictive covenant or agreement or any provision of any federal, provincial or municipal law, ordinance, rule or regulation, or encroachment on any property owned by others, and none of the members of the Provincial Papers Group has received any written notice of any outstanding work orders, deficiency notices, directives or other requirements directing or ordering any alteration, repair, improvement or other work to be done or performed in respect of the Owned Property or the buildings thereof, and all accounts for work completed have been paid or accrued, as applicable, and satisfied in accordance with the Construction Lien Act (Ontario) with respect to the Owned Property. There are no amounts owing and past due in respect of the Owned Property to any municipal corporation or utility, and there are no outstanding levies or special charges against the Owned Property that are past due. All buildings, etc., situated on the Owned Property are in good working order and are adequately accessed and serviced by public roads.

  (o)
  Environmental. Subject to the qualifications, exceptions and limitations set out on Schedule Q:

  (1)
  Provincial Papers and each of the Subsidiaries are and have been, and the condition of any properties now or previously owned, leased, occupied, managed or used by Provincial Papers or a Subsidiary, as the case may be, is and was during the period of ownership, occupancy, management or use, in material compliance with all material Environmental Laws, and the operation of the Business currently carried on does not constitute a material breach of any Environmental Laws.

  (2)
  Neither Provincial Papers nor any of the Subsidiaries have received nor are subject to any notice of any violation of or written notice of non-compliance with any Environmental Laws or responsibility for any cleanup.

  (3)
  Provincial Papers and the Subsidiaries have maintained all documents and records in the manner and for the periods required by Environmental Laws.

  (4)
  Provincial Papers and the Subsidiaries have obtained all Environmental Permits required for the operation of the Business. All Environmental Permits are described on Schedule Q.

    (5)
    Neither Provincial Papers nor any of the Subsidiaries have permitted the release of any hazardous substances on or from any of the Real Properties, or any property or facility used in connection with the Business, except in compliance with Environmental Laws, and all hazardous substances used in connection with the Business have been disposed of, treated and stored in material compliance with all applicable Environmental Laws.

    (6)
    Provincial Papers has made available to Acquireco true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to Provincial Papers or any of the Subsidiaries.

  (p)
  Title to Property and Assets. Except for the leases described on Schedule I and the encumbrances described on Schedule F, Provincial Papers and each of the Subsidiaries is the legal and beneficial owner with good and marketable title, free and clear of all encumbrances and interests, of all of the real property and assets used by them in connection with their business, and all of the property and assets reflected on the balance sheets as at October 31, 1996 contained in the Financial Statements, which property and assets are all the property and assets required for the operation of the Business, and the uses to which such properties have been put are not in breach of any statute, by-law, ordinance, regulation, governmental restriction or official plan, municipal or otherwise, which would have a material adverse effect on the Business.

  (q)
  Purchase of Assets. No Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from Provincial Papers or any of the Subsidiaries of any of their properties or assets other than with respect to the sale of inventory or other assets in the Ordinary Course of Business.

  (r)
  Intellectual Property. Set out on Schedule J is a list of all of the patents, registered trade marks and material copyrights owned or used by Provincial Papers and the Subsidiaries, including all rights licensed to Provincial Papers and the Subsidiaries. Provincial Papers or one of the Subsidiaries is the legal and beneficial owner, registered where required or prudent, of such patents, trade marks and copyrights, free and clear of any encumbrances except as may be reflected on Schedule F. There are no actions or proceedings threatened or commenced with respect to such ownership or with respect to the use by Provincial Papers or the relevant Subsidiary of such patents, trade marks and copyrights.

  (s)
  Liabilities. Except as disclosed in this Agreement and the Schedules, Provincial Papers and the Subsidiaries have no material liabilities other than those set out on the Financial Statements or incurred in the Ordinary Course of Business since October 31, 1996, none of which has been materially adverse to the Business.

  (t)
  Royalties and Licensee Fees. Except as disclosed on Schedule H, Provincial Papers and the Subsidiaries are not a party to any agreement, commitment or understanding to pay any royalty or license fee.

  (u)
  Guarantees. Neither Provincial Papers nor any Subsidiary is a party to any agreement of guarantee, indemnification or assumption of the obligations of another party, or other like commitment, including endorsements or other contingent liabilities.

  (v)
  Insurance. Provincial Papers and the Subsidiaries have their assets and business insured on a prudent basis against loss or damage by insurable hazards and risks to the extent that such properties are usually insured by companies operating businesses of similar nature, and Provincial Papers and the Subsidiaries maintain insurance on a prudent basis against all other risks involved in carrying on their business.

    Provincial Papers and the Subsidiaries are not in material default with respect to any of the provisions contained in any such insurance policies nor is there a default which will result in a cancellation of such insurance policies, and they have not failed to give any notice or present any claim under any such insurance policies in due and timely fashion. Schedule K contains a summary of such policies.

  (w)
  Tax Returns. Each of Provincial Papers and the Subsidiaries has duly and timely filed all Tax returns and reports required to be filed by it, has paid all Taxes shown to be due and payable on such returns, and has paid all material assessments and re-assessments, and all other Taxes, governmental charges, penalties, interest and fines due and payable by it which are claimed by any Governmental Authority to be due and owing. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax returns or reports or the payment of any Taxes by Provincial Papers or any Subsidiary or the charging of any governmental charge or deficiency against Provincial Papers or any Subsidiary. There are no actions, suits, proceedings, investigations or claims now threatened or pending against Provincial Papers or any of the Subsidiaries with respect to Taxes, governmental charges or assessments, or any other matters under discussion with any Governmental Authority. There are no disputes with respect to Taxes or pending disputes with respect to Taxes with respect to Provincial Papers or any of the Subsidiaries. Each of Provincial Papers and the Subsidiaries has withheld from payments made to any of its respective officers, directors, former directors and employees, and to any non-resident of Canada, the amount of all Taxes, including but not limited to income tax, amounts in respect of Canada Pension Plan and unemployment insurance contributions, and other deductions required to be withheld from such payments, and each of Provincial Papers and the Subsidiaries has paid the same to the proper Tax or other receiving officers within the time required under any applicable Tax legislation. Each of Provincial Papers and the Subsidiaries has collected and remitted to the proper Tax or other receiving officer all sales and excise taxes required to be collected by it and has filed all returns and reports related to such taxes, within the time required under any applicable legislation.

  (x)
  Compliance with Employment Legislation. Each of Provincial Papers and the Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, codes and policies relating to its employees and their employment. Schedule L contains a full and complete list of all of the current employees of Provincial Papers and the Subsidiaries, their annual rates of pay and bonus arrangements and their dates of hire, together with copies of any written employment agreements to which Provincial Papers or any of the Subsidiaries are parties. Schedule M sets out a list of all outstanding grievances and/or complaints under any employment legislation, and there are not outstanding any charges against either Provincial Papers or any of the Subsidiaries under the Ontario Occupation, Health and Safety Act or Workers Compensation Act and all levies made under such legislation have been paid and have not be reassessed in the last three (3) years. Schedule N identifies each retirement, pension, bonus, stock purchase, profit sharing, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to or required to be contributed to, by Provincial Papers or any of the Subsidiaries for the benefit of employees or former employees, and a true and complete copy of each employee plan has been made available to Acquireco. Such employee plans have been maintained in compliance with their terms and all contributions and payments required thereunder have been made. The assets of each such plan are at least equal to the liabilities of such employee plan.

  (y)
  Union or Collective Agreement. Except as described on Schedule M neither Provincial Papers nor any of the Subsidiaries is a party to any collective agreement, nor is Provincial Papers aware of any attempts by any labour union to certify a bargaining unit or to otherwise organize or represent any of the employees of Provincial Papers or any of the Subsidiaries.

  (z)
  No Infringement of Rights. So far as Provincial Papers is aware, the operation of the Business does not infringe upon any copyrights, trade marks, trade mark rights, service marks, trade names, patents, patent rights, licenses or trade secrets owned by any Person other than PPI.

  (aa)
  Licenses. Schedule D attached to this Agreement sets out a complete and accurate list of all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) (the "Licenses") held by or granted to Provincial Papers and the Subsidiaries. No consents are required under the Licenses to the change in the ultimate ownership as contemplated by this Agreement, and there are no other licenses, permits, approvals or consents necessary to enable Provincial Papers and the Subsidiaries to carry on the Business.

  (bb)
  Dividends. Since the end of the most recent fiscal period covered by the Financial Statements, Provincial Papers has not paid, declared or authorized any dividends or other distributions in respect of its outstanding shares except as set out on Schedule P.

  (cc)
  Proceedings Affecting Provincial Papers. Provincial Papers and the Subsidiaries are conducting the Business in material compliance with all applicable laws and, except as set out on Schedule O, there are no legal, administrative or other claims, proceedings, investigations, injunctions or restrictions threatened, impending or outstanding, relating to or affecting the Business, Provincial Papers, the Subsidiaries, their assets, or the Provincial Papers Shares.

  (dd)
  No Material Adverse Change: Since October 31, 1996, PPI has conducted the Business in the Ordinary Course of Business and except as otherwise disclosed, there has not been any material adverse change in the Business or the financial condition, affairs or prospects of the Business, or, in any material respect, any sale, transfer or other disposition of any assets of the Business (except the sale of inventories in the ordinary course of business), any cancellation or waiver of any rights of value to the Business, or any change in the method of accounting or auditing for the Business.

  (ee)
  Accuracy of Books and Records. The books and records, financial or otherwise, of each of Provincial Papers and the Subsidiaries fairly and correctly set out and disclose in all material respects the financial position of each of Provincial Papers and the Subsidiaries, as at the date hereof, and all financial transactions of each have been accurately recorded in such books and records.

  (ff)
  Corporate Records. The corporate records and minute books of each of Provincial Papers and the Subsidiaries contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders of each of Provincial Papers and the Subsidiaries held since its respective date of incorporation and all such meetings were duly called and held. The share certificate books, register of shareholders, register of transfers and register of directors are complete and accurate in all material respects.

  (gg)
  Accounts Receivable. All accounts receivable, unbilled invoices and other debts due are recorded in the records and books of account of Provincial Papers and the Subsidiaries and, less an amount for reserve for allowance for doubtful accounts, will be good and collectible and are not subject to any counterclaim or set-off.

  (hh)
  Bank Accounts and Powers of Attorney. Schedule E contains an accurate and complete list of the name and address of each bank in which Provincial Papers or any of the Subsidiaries has an account and the names of persons with signing authority and a copy of any powers of attorney held.

  (ii)
  Fixed Assets Used in the Business. The fixed assets used by Provincial Papers and the Subsidiaries in operating the Business are owned by Provincial Papers free and clear of any encumbrance, except as may be reflected on Schedule F, and are adequate and sufficient for the conduct of the Business in the manner presently carried on by it, and include all proprietary rights, trade secrets and other property and assets, real and personal, applicable to or used by Provincial Papers or necessary in the operation of the Business.

  (jj)
  Inventory. The inventory of PPI has been accumulated in the Ordinary Course of Business, and the finished goods inventory is saleable in the Ordinary Course of Business.

3.3   Representations and Warranties of Acquireco.

        Rolland and Acquireco jointly and severally represent and warrant to Provincial Papers and acknowledge that Provincial Papers is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

  (a)
  Financial Resources. Acquireco has or will have available to it cash or uncommitted lines of credit sufficient to fund the cash amount of the consideration payable to Provincial Papers Shareholders pursuant to the Plan of Arrangement.

  (b)
  Incorporation. Acquireco has been duly incorporated and organized, and validly exists under the laws of Ontario. Schedule T contains a complete and true copy of the certificate and articles of incorporation of Acquireco. No amendment to these articles has been authorized or applied for.

  (c)
  Investment Canada Act. Acquireco is a Canadian as that term is defined in the Investment Canada Act.

  (d)
  Subsidiary. Acquireco is a wholly-owned subsidiary of Rolland.

Section 4—PRE-CLOSING MATTERS

4.1    Operation of Business.

        Except as contemplated in this Agreement and the Plan of Arrangement or unless otherwise agreed to by Acquireco in writing, Provincial Papers, PPI and PPSI shall:

  (a)
  carry on the Business (in the case of PPI) and their respective businesses (in the case of Provincial Papers and PPSI) in the Ordinary Course of Business, and in a prudent, businesslike and efficient manner until the Effective Date;

  (b)
  maintain insurance on their assets as they are insured on the date of this Agreement;

  (c)
  use their best efforts to preserve and maintain the goodwill of the Business (in the case of PPI) and of their respective businesses (in the case of Provincial Papers and PPSI); and

  (d)
  perform all necessary repairs and maintenance to their respective assets and take reasonable care to protect and safeguard those assets.

4.2   Negative Covenants.

        From the date of this Agreement to the Effective Date, none of Provincial Papers, PPI or PPSI shall, without the prior consent in writing of Acquireco:

  (a)
  purchase or sell, consume or otherwise dispose of any of their assets in connection with the Business (in the case of PPI) of their respective businesses (in the case of Provincial Papers and PPSI), except in the Ordinary Course of Business;

  (b)
  enter into any contract or assume or incur any liability relating to or in any way affecting the Business (in the case of PPI) or their respective businesses (in the case of Provincial Papers and PPSI), except in the Ordinary Course of Business;

  (c)
  settle any accounts receivable of a material nature at less than face value net of the reserve for that account;

  (d)
  waive or surrender any material right in connection with the Business (in the case of PPI) or their respective businesses (in the case of Provincial Papers and PPSI);

  (e)
  discharge, satisfy or pay any lien, encumbrance, obligation or liability in connection with the Business (in the case of PPI) or their respective businesses (in the case of Provincial Papers and PPSI), except for the satisfaction or payment of obligations or liabilities in the Ordinary Course of Business;

  (f)
  declare any dividends on, or make other distributions in respect of its outstanding shares, issue, authorize or propose the issuance of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares, convertible securities or rights, warrants or options other than under existing programmes for the issue of stocks and options; or

  (g)
  amend its articles or by-laws.

4.3   Access.

        Provincial Papers shall provide to Acquireco access on reasonable notice and during normal business hours to the facilities, properties, books, contracts, commitments and records of Provincial Papers and the Subsidiaries for the purpose of making such investigations as

Acquireco, at its sole cost and expense, may desire respecting the conditions (financial, environmental, employment agreements or otherwise) and prospects of Provincial Papers and the Subsidiaries in accordance with a protocol to be agreed upon by Acquireco and Provincial Papers which will minimize the disruption to the Business.

4.4   Mutual Agreements.

        Except as contemplated in this Agreement and the Plan of Arrangement, until the Effective Date, each party agrees, except with the prior written agreement of the other (not to be unreasonably withheld) that:

  (a)
  prior to the Effective Date it will not, and it will not permit any of its affiliates to, enter into any transaction or perform any act which might interfere with or be inconsistent with the successful completion of the Arrangement or which would render inaccurate any of the representations and warranties set forth herein if such representations and warranties were made at a date subsequent to such transaction or act and all references to the date hereof were references to such later date; and

  (b)
  it will not, and it will not permit any of its affiliates to, take or fail to take any action within its control which would result in a condition precedent to the Arrangement not being satisfied.

4.5   Provincial Papers Shareholders' Meetings.

        As soon as practicable following the execution and delivery of this Agreement, Provincial Papers will prepare the Information Document for mailing to its shareholders and, subject to the issuance of the Interim Order, Provincial Papers will convene the Provincial Papers Shareholders' Meetings. Acquireco will provide to Provincial Papers on a timely basis all such information as may be required to be included in the Information Document. The parties will cooperate with each other in connection with the preparation of documentation for submission to regulatory authorities and holders of Provincial Papers Shares and will keep each other informed of any requests or comments made by regulatory authorities in connection with such documentation.

4.6   Cooperation, Consents and Approvals.

        Each party will cooperate and use their respective reasonable efforts:

  (a)
  to obtain, before the Effective Date, all authorizations, waivers, exemptions, consents, orders and other approvals from domestic or foreign courts, governmental or regulatory agencies, boards, commissions or other authorities, shareholders and third parties as are necessary for the consummation of the transactions contemplated hereby; and

  (b)
  to satisfy each of the conditions precedent to be satisfied by it and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary or advisable under applicable laws and regulations to permit the completion of the Arrangement in accordance with the provisions of this Agreement and the Plan of Arrangement.

Each party will vigorously defend or cause to be defended any lawsuits or other legal proceedings brought against it or any of its affiliates challenging this Agreement or the completion of the Arrangement. Neither party will settle or compromise any claim made in connection with the transactions contemplated by this Agreement prior to the Effective Date without the prior written consent of the other, such consent not to be unreasonably withheld.

4.7   Public Announcements.

        No press release or other public announcement concerning the proposed transactions contemplated by this Agreement will be made by any party hereto or an affiliate without the prior consent of the other, such consent not to be unreasonably withheld; provided, however, that any party or an affiliate may without such consent make such disclosure as may be required by any stock exchange on which its securities are listed or by any Securities Legislation or any regulatory authority having jurisdiction over such party and, if such disclosure is required, the party making the disclosure will use reasonable efforts to give prior oral or written notice to the other party and an opportunity to allow the other party to comment on the disclosure.

4.8   Material Changes.

        Provincial Papers will advise Rolland orally and in writing of any material change with respect to it or its affiliates on a consolidated basis promptly after it has occurred.

4.9   Notification.

        Each party will promptly notify the other if any of the representations and warranties made by it in this Agreement ceases to be true, accurate and complete in any material respect and of any failure to comply in any material respect with any of its obligations hereunder.

4.10 Fiduciary Duties.

        Nothing contained in this Agreement will prohibit, enjoin or otherwise restrict the board of directors of Provincial Papers or any director of Provincial Papers, in the fulfillment of its, his or her fiduciary duties.

4.11 Certificate—Share Capital on Closing.

        Provincial Papers shall deliver to Acquireco, no later than two days prior to the Closing Date, a representation and warranty in the form of the representation and warranty in Section 3.2(a) of this Agreement with respect to the authorized and issued capital of Provincial Papers as of the Effective Date, immediately prior to the Arrangement.

4.12 Other Dealings.

        Provincial Papers shall not enter into any discussion or negotiations with any party other than Acquireco for the purchase of any shares or assets of Provincial Papers or any of its subsidiaries from the date of this Agreement until the Closing Date.

4.13 Guarantee.

        Rolland hereby guarantees the due and timely payment of all amounts which Acquireco shall be required to pay hereunder and the due and timely performance and satisfaction of all obligations of Acquireco arising out of this Agreement.

Section 5—CONDITIONS

5.1    Mutual Conditions Precedent.

        The obligations of each party to complete the Arrangement are subject to the fulfillment or mutual waiver by the parties on or before the Effective Date of each of the following conditions:

  (a)
  Interim and Final Order. The Interim and Final Orders shall be in a form and substance satisfactory to Acquireco, shall be made on motion served upon such persons as Acquireco shall require, shall be in full force and effect, and shall not have been appealed at closing.

  (b)
  Approval. The Arrangement, with or without amendment, shall have been approved at the Provincial Papers Shareholders' Meetings in accordance with the Interim Order and any such amendments shall have been accepted by Acquireco.

  (c)
  Tax Change. There shall not have occurred any actual or threatened (including any proposal by the Minister of Finance (Canada)) change or amendment to the Income Tax Act (Canada) or regulations thereunder or to any applicable provincial Tax legislation or the regulations thereunder or any publicly stated administrative position or practice in relation thereto which, directly or indirectly, has or may have any material adverse significance with respect to the consideration payable to the Provincial Papers Shareholders under the Arrangement.

  (d)
  Regulatory Matters. All requisite regulatory approvals and consents, including, without limitation, those of any stock exchanges, securities regulatory authorities or antitrust authorities, shall have been obtained on terms and conditions satisfactory to Acquireco and Provincial Papers, acting reasonably, and all applicable statutory or regulatory waiting periods shall have expired or been terminated and no objection or opposition shall have been filed, initiated or made during any applicable statutory or regulatory period.

  (e)
  Consents. All consents necessary for the completion of the Arrangement shall have been obtained on terms and conditions satisfactory to Acquireco and Provincial Papers.

  (f)
  Proceedings. No order or decree of any domestic or foreign court, tribunal, governmental agency or other regulatory authority or administrative agency, board or commission, and no law, regulation, policy, directive or order shall have been enacted, promulgated, made, issued or applied to cease trade, enjoin, prohibit or impose material limitations on, the Arrangement or the transactions contemplated thereby.

  (g)
  Law. There shall not exist any prohibition at law against the completion of the Arrangement.

  (h)
  Termination. This Agreement shall not have been terminated pursuant to the provisions hereof.

5.2   Additional Conditions Precedent to the Obligations of Acquireco.

        The obligations of Acquireco on the Closing Date to complete the Arrangement will also be subject to the following conditions, each of which is for Acquireco's exclusive benefit and may be asserted or waived by it in its sole discretion at any time, in whole or in part:

  (a)
  Covenants. Provincial Papers shall have performed in all material respects each obligation to be performed by it hereunder on or prior to the Effective Date.

  (b)
  Material Adverse Change. From the date hereof until the Effective Date, there shall not have been any material adverse change in the business, operations or assets of Provincial Papers and its Subsidiaries, taken as a whole, nor shall any change of law have occurred which, in the reasonable judgment of Acquireco, has or will have a material adverse effect on the business, assets, financial condition or results of operations of Provincial Papers and its Subsidiaries, taken as a whole.

  (c)
  Representations and Warranties. The representations and warranties of Provincial Papers set forth in this Agreement shall be true and correct on the Closing Date as of the Effective Time as though made on the Closing Date, except as affected by transactions contemplated or permitted by this Agreement and except for any failures or breaches of representations and warranties which would not have a material adverse effect on the business, assets, financial condition or results of operations of Provincial Papers and its Subsidiaries, taken as a whole.

  (d)
  Long Term Debt. Provincial Papers and the Subsidiaries shall have no long term debt on the Closing Date as the term long "term debt" is used in accordance with generally accepted accounting principles applied in a manner consistent with past accounting practices of Provincial Papers and the Subsidiaries. For greater certainty, the term "long term debt" as used in this Section shall not be construed so as to include the indebtedness under the loan agreement between PPI and Ontario Development Corporation dated March 3, 1993.

  (e)
  Labour Unions. PPI shall have entered into collective agreements with its employees with collective bargaining rights on terms and conditions satisfactory to Acquireco.

  (f)
  Pulpwood Supply Agreement. Abitibi Price Inc. shall have agreed to continue the Pulpwood Supply Agreement on the same terms and conditions as are now in place notwithstanding the Arrangement.

  (g)
  Opinion of Provincial Papers' Counsel. Provincial Papers shall deliver to Acquireco a favourable opinion of its counsel in substantially the form set out on Schedule G, with respect to such matters as Acquireco in its sole discretion may determine, including the good standing of Provincial Papers and the Subsidiaries and a title opinion as to the property owned by Provincial Papers and the Subsidiaries opining that such property is owned with good and marketable title, free and clear of any encumbrance, except as has been disclosed to Acquireco.

  (h)
  Due Diligence. Acquireco shall have been satisfied in its sole discretion with all due diligence completed by it, all such due diligence to have been completed before March 15, 1997.

  (i)
  Articles of Arrangement. Articles of Arrangement in form and substance satisfactory to Acquireco, acting reasonably, shall have been filed, and a Certificate of Arrangement shall have been issued, in accordance with the provisions of the OBCA.

  (j)
  Surveys. Provincial Papers and the Subsidiaries shall provide Acquireco with a current survey of the Owned Property showing locations of all buildings.

  (k)
  Schedules. The Schedules listed in Section 1.10 shall have been delivered to Acquireco and Acquireco shall have determined, acting reasonably, that such Schedules do not contain any information which would have a material adverse effect on the Business, assets, financial condition or results of operations of Provincial Papers and its Subsidiaries, taken as a whole.

5.3   Additional Conditions Precedent to the Obligations of Provincial Papers.

        The obligations of Provincial Papers on the Closing Date to complete the Arrangement will also be subject to the following conditions, each of which is for Provincial Papers' exclusive benefit and may be asserted or waived by it in its sole discretion at any time, in whole or in part:

  (a)
  Covenants. Acquireco shall have performed in all material respects each obligation to be performed by it hereunder on or prior to the Effective Date.

  (b)
  Representations and Warranties. The representations and warranties of Acquireco set out in this Agreement shall be true and correct on and as of the Effective Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except for any failures or breaches of representations and warranties which would not have a material adverse effect on the business, assets, financial condition or results of operations of Acquireco and its Subsidiaries, taken as a whole.

  (c)
  Articles of Arrangement. Articles of Arrangement in form and substance satisfactory to Provincial Papers, acting reasonably shall have been filed, and a Certificate of Arrangement shall have been issued, in accordance with the provisions of the OBCA.

5.4   Notice and Cure Provisions.

        Each party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

  (a)
  cause any of the representations or warranties of any party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Date; or

  (b)
  result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any party hereunder prior to the Effective Date.

No party may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 5.1, 5.2 and 5.3 or any termination right under Section 6 unless, prior to the granting of the Final Order, the party intending to rely thereon has delivered a written notice to the other party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non-fulfillment or the applicable condition precedent or termination right, as the case may be. If any such notice is delivered, provided that a party is proceeding diligently to cure such matter, no party may terminate this Agreement until the expiration of a period of 30 days from such notice (the "Termination Date"), and the Provincial Papers Shareholders' Meetings shall be postponed accordingly.

5.5   Merger of Conditions.

        The conditions set out in Sections 5.1, 5.2 and 5.3 will be conclusively deemed to have been satisfied, waived or released upon the granting of the Final Order.

Section 6—TERMINATION

6.1    Termination.

        This Agreement may be terminated:

  (a)
  at any time prior to the Effective Date by agreement in writing executed by Provincial Papers and Acquireco;

  (b)
  by Acquireco at any time on or after the Termination Date if, by that date, the conditions set forth in Sections 5.1 and 5.2 have not been satisfied or waived;

  (c)
  by Provincial Papers at any time on or after the Termination Date if, by that date, the conditions set forth in Sections 5.1 and 5.3 have not been satisfied or waived; or

  (d)
  by either Provincial Papers or Acquireco, if there shall have been any statute, rule, regulation, injunction, cease trading or similar order enacted or promulgated by any government or governmental agency or court that, in the reasonable judgment of Provincial Papers or Acquireco, will (i) restrain, enjoin, prohibit or render the parties unable to complete the Arrangement, or (ii) make such completion illegal; provided, however, that the parties will each use their reasonable efforts to have any such injunction or order vacated prior to the delivery of a notice of termination under this subsection (d).

6.2    Effect of Termination.

        In the event of any termination of this Agreement, the provisions hereof will become void and neither party will have any liability to the other party except in respect of any breach of this Agreement which occurred on or before the Termination Date.

Section 7—DISPUTE RESOLUTION

7.1    Dispute.

        Any dispute, controversy or claim arising out of or in connection with this Agreement (a "Dispute") shall be dealt with in accordance with this Article.

7.2   Meeting to Negotiate Resolution.

  (a)
  A meeting shall be held between the parties promptly after a Dispute has arisen. The meeting will be attended by representatives of the parties with decision-making authority to settle the Dispute. At the meeting, the parties will attempt in good faith to negotiate a resolution of the Dispute.

  (b)
  All negotiations and settlement discussions to resolve a Dispute shall be treated as compromise and settlement negotiations between the parties and shall not be subject to disclosure through discovery or any other process and shall not be admissible into evidence in any proceeding.

7.3   Mediation.

  (a)
  Dispute Submitted to Mediation. If, within 30 days after a Dispute has arisen (the "Negotiation Period"), the parties have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be submitted to mediation.

  (b)
  Appointment of Mediator. The parties will jointly appoint a mutually acceptable mediator. If the parties have been unable to agree upon the appointment of a mediator within 20 days from the conclusion of the Negotiation Period, then the mediator will be selected with the assistance of the Arbitration and Mediation Institute of Ontario Inc.

  (c)
  Participation in Mediation. The parties agree to participate in good faith in the mediation and related negotiations for a period of 30 days. The parties may enter into an agreement prior to the mediation to set out the procedures to be used during the mediation.

  (d)
  Costs of Mediation. The parties will bear equally the costs of the mediation.

  (e)
  Confidentiality. The parties will not call the mediator as a witness for any purpose in any proceeding nor will they seek access to any documents prepared for or delivered to the mediator in connection with the mediation or any records or notes of the mediator. Documents produced in the mediation which are not otherwise discoverable and statements made in connection with the mediation shall not be subject to disclosure through discovery or admissible in evidence in any proceeding.

7.4   Interim Relief.

        The procedures for the resolution of disputes set out in this Section do not preclude recourse to the courts for interim or interlocutory, equitable or legal relief.

7.5   Arbitration if Mediation Unsuccessful.

  (a)
  If the parties are not successful in resolving the Dispute through the mediation within 90 days of the end of the Negotiation Period, then the Dispute shall be settled by arbitration in accordance with the Arbitrations Act, 1991 of Ontario and, except where inconsistent with this part, the Rules of Procedure of the Arbitration and Mediation Institute of Ontario Inc.

  (b)
  If the arbitrator fails to render a decision within 30 days following the final hearing of the arbitration, any party to the arbitration may terminate the appointment of the arbitrator and a new arbitrator shall be appointed in accordance with these provisions.

7.6   Application to Court.

        If the parties are unable to agree on an arbitrator or if the appointment of an arbitrator is terminated in the manner provided for above, then any party to this Agreement shall be entitled to apply to a judge of the Ontario Court of Justice, General Division to appoint an arbitrator and the arbitrator so appointed shall proceed to determine the matter mutatis mutandis in accordance with the provisions of this Section.

7.7   Binding Nature of Award.

        Any award or decision made by an arbitrator appointed under this Section is final and binding upon the parties to this Agreement and may be enforced in the same manner as a judgment or order to the same effect pursuant to Section 13 of the Arbitrations Act, 1991 of Ontario and no appeal shall lie therefrom.

7.8   Stay of Proceedings.

        Either party may obtain an order under Section 7 of the Arbitrations Act, 1991 of Ontario staying any legal proceedings other than any arbitration under this Section or proceedings for interim relief under Section 7.4 of this Agreement.

Section 8—GENERAL

8.1    Notice.

        Any notice or other communication required or permitted to be given under this Agreement shall be in writing and may be delivered personally or sent by facsimile, addressed in the case of Provincial Papers, as follows:

  Provincial Papers Holdings Inc.
  P.O. Box 2450, Shipyard Road
  Thunder Bay, Ontario
  P7B 5E9

  Attention: C. Ian Ross, Chief Executive Officer
  Fax Number: (807) 683-2201

and addressed, in the case of Acquireco and Rolland, as follows:

with a copy to:
Rolland Inc. 2 Rolland Avenue St. Jerome, Quebec J7Z 5S1	c/o Cassels Brock & Blackwell 40 King Street West Toronto, Ontario M5H 3C2

Attention: The President Fax Number: (514) 569-3933	Attention: Gregory J. Peebles Fax Number: (416) 360-8877

or to such other address as the addressee may have specified by notice given under this Section 8.1. Any such notice or other communication, if delivered, will be effective when received and, if sent by facsimile, will be effective when the appropriate answerback is received.

8.2   Entire Agreement.

        This Agreement, together with the Schedules hereto and the other documents contemplated thereby constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to such subject matter.

8.3   Amendment, Waiver and Survival.

        Subject to any requirements imposed by law or by the Court, this Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions whereof may be waived, but only by instrument in writing executed by both parties; provided, however, that the terms of this Agreement and the Plan of Arrangement may not be amended in a manner prejudicial to the Provincial Papers Shareholders without their approval given in the same manner as required by law for the approval of the Arrangement or as may be required by the Court. No waiver of any nature, in any one or more instances, shall be deemed or construed as a further or continued waiver of any condition or breach of any other term, representation or warranty in this Agreement. The representations and warranties made in this Agreement or in connection with the transaction contemplated by this Agreement shall not survive the completion of the Arrangement on the Effective Date.

8.4   Assignment.

        No party may assign this Agreement or any of its rights hereunder or under the Arrangement without the prior written consent of the other party, not to be unreasonably with-held.

8.5   Enurement.

        This Agreement and the Arrangement will be binding upon and will enure to the benefit of the parties and their respective successors and permitted assigns.

8.6   Further Assurances.

        Each party will from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to and perform the provisions and intent of this Agreement and to complete the transactions contemplated hereby and to fulfill any reporting requirements relating to pre-closing periods.

8.7   Time of Essence.

        Time will be of the essence of this Agreement.

8.8   Costs.

        All fees, costs and expenses incurred by Provincial Papers, its Shareholders or Subsidiaries in connection with this transaction shall be paid by PPI or its successor corporation, provided such fees, costs and expenses are incurred prior to the time of calculation of, and are taken into account in computing the, Working Capital Amount described in the Plan of Arrangement.

8.9   Governing Law.

        This Agreement is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein and is to be treated in all respects as an Ontario contract.

8.10 Counterparts.

        This Agreement and any amendment, supplement or restatement of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF the parties have duly executed this Agreement.

PROVINCIAL PAPERS HOLDINGS INC.

Peter Tanaka, Director

C. Ian Ross, Chief Executive Officer

PROVINCIAL PAPERS INC.

Peter Tanaka, Director

C. Ian Ross, Chief Executive Director

PROVINCIAL PAPERS SHAREHOLDINGS INC.

Peter Tanaka, Director

C. Ian Ross, Chief Executive Officer

1228856 ONTARIO LIMITED

Yvan Duchesne, President

ROLLAND INC.

Yvan Duchesne, Executive Vice-President

Schedule A

To the Arrangement Agreement dated as of April 25, 1997
between Provincial Papers Holdings Inc., Provincial Papers Inc.,
Provincial Papers Shareholdings Inc., Rolland Inc. and
1228056 Ontario Limited

Plan of Arrangement under Section 182
of the Business Corporations Act (Ontario)

Section 1—INTERPRETATION

1.1    Definitions.

        In this Plan of Arrangement:

        "Acquireco" means 1228056 Ontario Limited, a corporation governed by the laws of Ontario;

        "Acquireco's Representative" means Rolland Inc., the sole shareholder of Acquireco;

        "Actual Control Premium" has the meaning ascribed to it in subsection 3.2(a);

        "Amalgamation" has the meaning ascribed to it in subsection 3.3;

        "Arrangement" means the arrangement proposed under section 182 of the OBCA, on the terms and conditions set out in this Plan of Arrangement, and any amendment, modification or supplement thereto from time to time thereto made in accordance with the terms of the Arrangement Agreement;

        "Arrangement Agreement" means the arrangement agreement dated as of April 25, 1997, among Acquireco, Provincial Papers, PPI and PPSI, as amended, modified or supplemented from time to time;

        "Class I Shares, Series A and Series B" and "Class II Shares" mean the Class I Shares, Series A and Class I Shares, Series B and Class II Shares, in the capital of Provincial Papers;

        "Class I Share Redemption Price" and "Class II Share Redemption Price" have the meanings ascribed to them in section 3.1;

        "Class X Common Shares, Series A and Series B" and "Class Y Common Shares" means the Class X Common Shares, Series A and Class X Common Shares, Series B and the Class Y Common Shares in the capital of Provincial Papers;

        "Closing Date" has the meaning ascribed to it in the Arrangement Agreement;

        "Closing Statement" means the statement of the Working Capital Amount as at the Effective Date prepared in accordance with generally accepted accounting principles consistently applied with those used in the preparation of the consolidated financial statements of Provincial Papers for the year ended October 31, 1996, and which shall include all allowances for product returns, doubtful debts and any other matters consistent with those claimed in such consolidated financial statements;

        "Coalition Committee" means the committee formed by the union executives of each of the local unions certified as bargaining agents for the unionized employees of PPI;

        "Court" means the Ontario Court of Justice (General Division);

        "Current Assets" means in respect of the Business, (i) cash, (ii) the value of all accounts receivable owing, less a proper and reasonable allowance for doubtful accounts and unresolved customer deductions, determined in accordance with generally accepted accounting principles consistently applied, (iii) the value of all inventories, and (iv) prepaid and deferred items, calculated in accordance with generally accepted accounting principles consistently applied;

        "Current Liabilities" means in respect of the Business, (i) the value of all accounts payable and accrued liabilities, (ii) the value of incomes taxes payable, (iii) the value of all loans from the Government of Ontario, and (iv) the value of PPI's bank operating loan, calculated in accordance with generally accepted accounting principles consistently applied;

        "Director" means the Director appointed under section 278 of the OBCA;

        "Disbursing Agent" means such agent as Provincial Papers may select;

        "Effective Date" means the date of issue shown on the certificate of arrangement issued by the Director pursuant to subsection 183(2) of the OBCA;

        "Environmental Law" means any statute, by-law, regulation, enactment, ordinance, rule, permit, consent, approval, license, judgment, order, writ, judicial decision, common-law rule (including without limitation the common-law respecting nuisance and tortuous liability), decree, injunction, agreement or authorization or other requirement having the force and effect of law, whether federal, provincial, territorial, municipal or local, related to environmental or occupational health and safety matters, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances;

        "Environmental Holdback Amount" has the meaning ascribed to it in subsection 5.l(a);

        "Estimated Working Capital Amount" means the remainder obtained by subtracting the value of the lesser of the actual outlays, computed before any depreciation claim, which have been added, under generally accepted accounting principles, to the fixed assets in the period November 1, 1996 to the Effective Date and $7,987,000 in respect of the capital improvements described in PPI's business plan for the fiscal year ending October 31, 1997 and summarized for the period ended April 30, 1997 in Appendix 3 to this Plan, from $12,900,000;

        "Exchange" means the exchange of shares for cash contemplated by section 3.2;

        "Exchange Price" has the meaning ascribed to it in section 3.2;

        "Final Exchange Price" has the meaning ascribed to it in section 3.2;

        "Final Order" means the order of the Court approving the Arrangement;

        "Governmental Authority" means:

  (a)
  any federal, provincial or municipal agency, department, ministry or authority;

  (b)
  any court, tribunal or board; or

  (c)
  any non-governmental body to the extent that such body has the authority to make rules, orders or other requirements applicable to Provincial Papers or shares in the capital of Provincial Papers, PPI, PPSI, Provincial Papers of America, Inc., the Real Property (as such term is defined in the Arrangement Agreement) or the business of manufacturing fine coated papers carried on by PPI;

        "Holdback Amount" has the meaning ascribed to it in subsection 5.1(a);

        "Interim Control Premium" has the meaning ascribed to it in paragraph 5.1(d)(i);

        "Interim Control Premium Difference" has the meaning ascribed to it in subsection 5.1.(d);

        "Interim Order" means the interim order of the Court with respect to the Arrangement;

        "Minimum Control Premium" has the meaning ascribed to it in subsection 5.1(a);

        "Negative Adjustment Amount" has the meaning ascribed to it in subsection 5.1(c)(i);

        "Negative Difference" has the meaning ascribed to it in paragraph 5.1(c)(ii);

        "Net Exchange Price" has the meaning ascribed to it in subsection 5.1(a);

        "New Provincial" means "Provincial Papers Inc.", the corporation which will be formed from the amalgamation of Provincial Papers, PPI, PPSI and Acquireco pursuant to the Arrangement, which will carry on the business formerly carried on by PPI and which will be governed by the laws of Ontario;

        "OBCA" means the Business Corporations Act (Ontario);

        "Objection Notice" has the meaning ascribed to it in subsection 5.1(c)(iv);

        "Positive Adjustment Amount" has the meaning ascribed to it in subsection 5.1(c)(i);

        "Positive Difference" has the meaning ascribed to it in paragraph 5.1(c)(ii);

        "Plan of Arrangement", "hereof", "herein" and "hereunder" and similar expressions refer to this plan of arrangement and the Schedules hereto and not to any particular article, section or other portion hereof and includes any Appendices hereto, as amended, modified or supplemented from time to time;

        "PPI" means Provincial Papers Inc., a corporation governed by the laws of Ontario;

        "PPSI" means Provincial Papers Shareholdings Inc., a corporation governed by the laws of Ontario;

        "Provincial Papers" means Provincial Papers Holdings Inc., a corporation governed by the laws of Ontario;

        "Provincial Papers Shareholders' Representatives" means (i) the Chairman of the Board of Provincial Papers immediately prior to the Effective Date, or, if he is unable or unwilling to act, then such person as is chosen by the members of the board of directors (as constituted immediately prior to the Effective Date) who were management nominees, as the representative of the holders of the Class X Common Shares, Series A and Series B, and (ii) the Chairman of the Coalition Committee, or, if he is unable or unwilling to act, then such person as is chosen by the members of the Coalition Committee (as constituted immediately prior to the Effective Date) as the representative of the holders of the Class Y Common Shares;

        "Redemption" has the meaning ascribed to it in section 3.1;

        "Resolution" and "Resolution Notice" have the meanings ascribed to them in subsection 5.1(c)(iv);

        "Rolland" means Rolland Inc., a corporation incorporated under the laws of Canada;

        "Transaction Costs" means all fees and expenses incurred on behalf of the shareholders of Provincial Papers in connection with the Arrangement;

        "Voting Special Shares, Series A and Series B" mean the Voting Special Shares, Series A and Voting Special Shares, Series B, in the capital of Provincial Papers;

        "Voting Special Share Redemption Price" has the meaning ascribed to it in subsection 3.1; and

        "Working Capital Amount" means the amount of Current Assets less the amount of Current Liabilities.

1.2   Headings and References.

        The division of this Plan of Arrangement into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Sections and Appendices are to Sections of, and Appendices to, this Plan of Arrangement.

1.3   Currency.

        All references to currency in this Plan of Arrangement are to Canadian Dollars.

1.4   Time.

        Unless otherwise indicated, all times expressed herein are local time, Toronto, Ontario.

1.5   Shareholders.

        Notwithstanding anything contained in this Plan of Arrangement, where reference is made to payments of Exchange Price to shareholders of Provincial Papers, such reference shall be to shareholders of Provincial Papers immediately preceding the Exchange.

1.6   Appendices.

        The following appendices attached hereto form part of this Plan of Arrangement:

Appendix I	—	Formulae
Appendix II	—	Environmental Projects
Appendix III	—	Capital Expenditures

Section 2—ARRANGEMENT AGREEMENT

2.1    Arrangement Agreement.

        This Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms part of the Arrangement Agreement.

Section 3—THE ARRANGEMENT

3.1    Redemption of Certain Shares.

        On the Effective Date, immediately prior to the Exchange and prior to the Amalgamation, all of the issued and outstanding Class I Shares, Series A and Series B and Class II Shares and Voting Special Shares, Series A and Series B shall be redeemed by Provincial Papers (the "Redemption") at a redemption price of $0.0001 per Class I Share, Series A and Series B (the "Class I Share Redemption Price"), at a redemption price of $0.0001 per Class II Share (the

"Class II Share Redemption Price"), and at a redemption price of $0.01 per Voting Special Share, Series A and Series B (the "Voting Special Share Redemption Price").

3.2    Exchange of Certain Shares.

        On the Effective Date, immediately after the Redemption, but immediately prior to the Amalgamation, all of the issued and outstanding Class X Common Shares, Series A and Series B and Class Y Common Shares shall be exchanged for an aggregate price of $26,000,000 (the "Exchange Price"), less Transaction Costs and subject to adjustment in accordance with subsections 5.1(c) and 5.1(e) (the "Final Exchange Price"), and title in such shares shall be vested in Acquireco.

        The Final Exchange Price shall be allocated among the Class X Common Shares and the Class Y Common Shares as follows:

  (a)
  a control premium will be paid to the Class Y shareholders which shall be four times seventy-five percent of two percent of the Final Exchange Price calculated in accordance with Formula 3.2 (a) on Appendix I (the "Actual Control Premium");

  (b)
  seventy-five percent of the balance remaining after payment of the Actual Control Premium will be paid to the Class Y shareholders calculated in accordance with Formula 3.2 (b) on Appendix I; and

  (c)
  twenty-five percent of the balance remaining after payment of the Actual Control Premium will be paid to the Class X shareholders calculated in accordance with Formula 3.2 (c) on Appendix I.

3.3    Amalgamation of Certain Corporations.

        Immediately after the Redemption and the Exchange, Acquireco shall amalgamate with Provincial Papers, PPI and PPSI and continue as one corporation, with the same effect as if section 186 of the OBCA was applicable to the Amalgamation (the "Amalgamation").

Section 4—PAYMENT OF REDEMPTION PRICE

4.1    Delivery of Cash.

  (a)
  On the Effective Date, Provincial Papers shall pay or cause to be paid to the order of the registered holder of each Class I Share, Series A and Series B to be redeemed the Class I Share Redemption Price therefor, each Class II Share to be redeemed the Class II Share Redemption Price therefor, and each Voting Special Share, Series A and Series B to be redeemed the Voting Special Share Redemption Price therefor, as the case may be, on presentation and surrender, at the principal office of PPI at Shipyard Road, Thunder Bay, Ontario, of the certificate(s) representing such shares.

  (b)
  Provincial Papers shall have the right at any time after the Effective Date to deposit the aggregate Class I Share Redemption Price for the Class I Shares, Series A and Series B to be redeemed, the aggregate Class II Share Redemption Price for the Class II Shares to be redeemed, and the aggregate Voting Special Share Redemption Price for the Voting Special Shares, Series A and Series B to be redeemed, as the case may be, or of such shares represented by certificate(s) as have not as of the date of such deposit been surrendered by the holder thereof in connection with such redemption, to a special account at any chartered bank or any trust company to be paid without interest to or to the order of the holder of such shares upon presentation and surrender to such bank or trust company of the certificate(s) representing such shares. Any interest on any such deposit shall be the property of Provincial Papers, provided that with any such deposit Provincial Papers shall forthwith mail to the holder of each such Class I Share, Series A or Series B, Class II Share, or Voting Special Share, Series A or Series B, as the case may be, a notice in writing advising of such deposit and specifying the name of the chartered bank or trust company, as the case may be, wherein such special account is for the time being maintained.

4.2    Rights of Shareholders.

  (a)
  From and after the Effective Date, the holder of each Class I Share, Series A and Series B to be redeemed, the holder of each Class II Share to be redeemed, and the holder of each Voting Special Share, Series A and Series B to be redeemed, as the case may be, shall not be entitled to exercise any of the rights as shareholder in respect thereof unless payment of the Class I Share Redemption Price, the Class II Share Redemption Price, or the Voting Special Share Redemption Price, as the case may be, shall not be made upon presentation of certificate(s) representing such shares, in which case the rights of the holder in respect of those shares for which payment has not been made shall remain unaffected.

  (b)
  Upon the deposit(s) being made in accordance with subsection 4.1(b), the Class I Shares, Series A or Series B, Class II Shares, or Voting Special Shares, Series A and B, as the case may be, in respect of which such deposit(s) shall have been made shall be deemed to have been redeemed and the right of the holder(s) thereof after such deposit or such Effective Date, as the case may be, shall be limited to receiving, without interest, the Class I Share Redemption Price, the Class II Share Redemption Price, or the Voting Special Share Redemption Price, as the case may be, so deposited against presentation and surrender of such certificate(s) held.

Section 5—PAYMENT OF EXCHANGE PRICE

5.1    Payment of Exchange Price.

  (a)
  Payment of Exchange Price on Closing. On the Effective Date, immediately prior to the Amalgamation, Acquireco shall pay to the Disbursing Agent the Exchange Price less the following amounts:

              (i)  $4,500,000 (the "Holdback Amount") to allow for adjustment of the Exchange Price in the event of a Negative Adjustment Amount as described in subsection 5.1(c);

             (ii)  $1,200,000 (the "Environmental Holdback Amount") to allow for adjustment of the Exchange Price to the extent that such funds are required to redress certain environmental issues as described in subsection 5.1(e); and

            (iii)  the Transaction Costs;

    and shall pay to Gowling, Strathy & Henderson (in trust) an amount equal to the Transaction Costs.

    The Holdback Amount shall be held by Acquireco to be paid out as described in subsection 5.1(c).

    The Environmental Holdback Amount shall be held by Acquireco to be paid out as described in subsections 5.1(e) and 5.1(f).

    For the purposes of this Agreement, "Minimum Control Premium" means an amount equal to four times seventy-five percent of two percent of the Exchange Price less each of the Holdback Amount, the Environmental Holdback Amount and Transaction Costs. The Minimum Control Premium shall be paid by the Disbursing Agent to the holders of Class Y Common Shares as set out in paragraph 5.1(b)(i).

    The Exchange Price less each of the Holdback Amount, the Environmental Holdback Amount, the Minimum Control Premium (as defined below) and the Transaction Costs (the "Net Exchange Price") shall be paid by the Disbursing Agent to the holders of the Class Y Shares and the Class X Common Shares, Series A and B, in the proportions set out in paragraphs 5.1(b)(ii), (iii) and (iv).

  (b)
  Initial Payment to Shareholders. On the Effective Date, immediately prior to the Amalgamation, the following amounts shall be paid by the Disbursing Agent to the holders of Class X Common Shares, Series A and Series B and Class Y Common Shares:

  (i)
  Payment to Class Y Shareholders—Minimum Control Premium. The holders of Class Y Common Shares shall receive an amount per Class Y Common Share equal to the Minimum Control Premium divided by the number of Class Y Common Shares issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(b)(i) set out on Appendix I to this Plan of Arrangement.

    (ii)
    Payment to Class Y Shareholders—Net Exchange Price. The holders of Class Y Common Shares shall receive an amount per Class Y Common Share equal to seventy-five percent of the Net Exchange Price divided by the number of Class Y Common Shares issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(b)(ii) set out on Appendix I to this Plan of Arrangement.

    (iii)
    Payment to Class X, Series A Shareholders—Net Exchange Price. The holders of Class X Common Shares, Series A shall receive an amount per Class X Common Shares, Series A equal to fifteen percent of the Net Exchange Price divided by the number of Class X Common Shares, Series A issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1 (b)(iii) set out on Appendix I to this Plan of Arrangement.

    (iv)
    Payment to Class X, Series B Shareholders—Net Exchange Price. The holders of Class X Common Shares, Series B shall receive an amount per Class X Common Shares, Series B equal to ten percent of the Net Exchange Price divided by the number of Class X Common Shares, Series B issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(b)(iv) set out on Appendix I to this Plan of Arrangement.

  (c)
  Working Capital Adjustments to Exchange Price.

  (i)
  Calculation of Adjustment. As soon as reasonably practicable after the Effective Date, and in any event no later than 60 days thereafter, Provincial Papers' auditors, after consulting with Acquireco's auditors, shall prepare and deliver the Closing Statement to Acquireco's Representative and Provincial Papers Shareholders' Representatives, with a copy to the Disbursing Agent.

      If there is no Objection Notice under paragraph 5.1(c)(iv) or if there is such an Objection Notice, then upon the Resolution of such Objection Notice, the Exchange Price will be decreased on a dollar for dollar basis by the amount, if any, by which the Working Capital Amount reflected in the Closing Statement is less than the Estimated Working Capital Amount (the "Negative Adjustment Amount"), and will be increased on a dollar for dollar basis by the amount, if any, by which the Working Capital Amount reflected in the Closing Statement exceeds the Estimated Working Capital Amount (the "Positive Adjustment Amount"), provided that in no event will the Exchange Price be decreased or increased, as the case may be, by an amount greater than $4,500,000.

             (ii)  Payment of Holdback Amount to Disbursing Agent. Forthwith after adjustment of the Exchange Price in accordance with paragraph 5.1(c)(i), New Provincial shall deliver to the Disbursing Agent the following amounts:

      (1)
      In the event of a positive adjustment or no adjustment, New Provincial shall pay to the Disbursing Agent for distribution to the holders of the Class Y Common Shares and the holders of the Class X Common Shares, Series A and Series B, first, the Holdback Amount and, second, the lesser of $4,500,000 and the Positive Adjustment Amount (or zero, if there is no adjustment) (the "Positive Difference") to be distributed as set out below in subsection 5.1(c)(iii).

      (2)
      In the event of a negative adjustment, New Provincial shall pay to the Disbursing Agent an amount equal to the Holdback Amount minus the lesser of $4,500,000 and the Negative Adjustment Amount (the "Negative Difference") for payment to the holders of the Class Y Common Shares and the holders of the Class X Common Shares, Series A and Series B as set out below in subsection 5.1(c)(iii).

    (iii)
    Payment of Holdback Amount to Shareholders. As soon as practicable and in any event no later than 11 days after receipt by the Disbursing Agent of the funds described in subsection 5.1 (c)(ii), the Disbursing Agent shall make the following payments:

    (1)
    Payment of Holdback Amount to Class Y Shareholders.

    (a)
    Negative Difference. If the amount of adjustment is negative, the holders of Class Y Common Shares shall receive an amount per share equal to seventy-five percent of the Negative Difference minus the Interim Control Premium Difference divided by the number of Class Y Common Shares issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(c)(iii)(1)(a) set out on Appendix I attached to this Plan of Arrangement.

    (b)
    Positive or No Difference. If the amount of adjustment is positive or if there is no adjustment, the holders of Class Y Common Shares shall receive an amount per share equal to seventy-five percent of the Holdback Amount plus the

        Positive Difference less the Interim Control Premium Difference, divided by the number of Class Y Common Shares issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(c)(iii)(1)(b) set out on Appendix I attached to this Plan of Arrangement.

      (2)
      Payment of Holdback Amount to Class X, Series A Shareholders.

      (a)
      Negative Difference. If the amount of adjustment is negative, the holders of Class X Common Shares, Series A shall receive an amount per share equal to fifteen percent of the Negative Difference minus the Interim Control Premium Difference divided by the number of Class X Common Shares, Series A issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(c)(iii)(2)(a) set out on Appendix I attached to this Plan of Arrangement.

      (b)
      Positive or No Difference. If the amount of adjustment is positive or if there is no adjustment, the holders of Class X Common Shares, Series A shall receive an amount per share equal to fifteen percent of the Holdback Amount plus the Positive Difference less the Interim Control Premium Difference, divided by the number of Class X Common Shares, Series A issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(c)(iii)(2)(b) set out on Appendix I attached to this Plan of Arrangement.

      (3)
      Payment of Holdback Amount to Class X, Series B Shareholders.

      (a)
      Negative Difference. If the amount of adjustment is negative, the holders of Class X Common Shares, Series B shall receive an amount per share equal to ten percent of the Negative Difference minus the Interim Control Premium Difference divided by the number of Class X Common Shares, Series B issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(c)(iii)(3)(a) set out on Appendix I attached to this Plan of Arrangement.

      (b)
      Positive or No Difference. If the amount of adjustment is positive or if there is no adjustment, the holders of Class X Common Shares, Series B shall receive an amount per share equal to ten percent of the Holdback Amount plus the Positive Difference less the Interim Control Premium Difference, divided by the number of Class X Common Shares, Series B issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(c)(iii)(3)(b) set out on Appendix I attached to this Plan of Arrangement.

    (iv)
    Resolution of Closing Statement Objection. In the event that Acquireco's Representative objects in good faith to the Closing Statement after receipt thereof from Provincial Papers' auditors, Acquireco's Representative shall so advise Provincial Papers Shareholders' Representatives by delivery thereto of a written notice (the "Objection Notice") no later than 10 business days after receipt of the Closing Statement. The Objection Notice shall set out the reasons for objection as well as the amount under dispute and reasonable details of the calculation of such amount. In the event that Acquireco's Representative and Provincial Papers Shareholders' Representatives are unable to settle the dispute set forth in the Objection Notice on or prior to the 10th day after the receipt of the Objection Notice, then the dispute shall be resolved in accordance with section 7 of the Arrangement Agreement. Upon resolution (the "Resolution") of any dispute arising in respect of the Closing Statement, the Closing Statement and the Exchange Price shall be adjusted in accordance with the terms of the Resolution. Acquireco's Representative and Provincial Papers Shareholders' Representatives shall jointly send a notice (the "Resolution Notice") to Acquireco and the Disbursing Agent of the Resolution and direct Acquireco and the Disbursing Agent to make payment in accordance with the terms of the Resolution and subsections 5.1(c)(iii) and 5.1(c)(iv) as soon as practicable thereafter, and in any event no later than 10 days after by receipt of the Resolution Notice.

  (d)
  Payment of Interim Control Premium Difference. Concurrently with the payment by the Disbursing Agent to the holders of Class Y Common Shares and Class X Common Shares, Series A and Series B of the amounts set out in subsection 5.1(c), the Disbursing Agent shall pay to each holder of Class Y Common Shares, out of the funds received from New Provincial pursuant to paragraph 5.1(c)(ii), an amount per share equal to the difference between:

  (i)
  four times seventy-five percent of two percent of the Exchange Price as adjusted in respect of working capital pursuant to subsection 5.1(c) less the Environmental Holdback Amount and Transaction Costs (the "Interim Control Premium"), and

  (ii)
  the Minimum Control Premium,

      (the "Interim Control Premium Difference") divided by the number of Class Y Common Shares issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(d) set out on Appendix I to this Plan of Arrangement.

  (e)
  Environmental Adjustments to Exchange Price. The Environmental Holdback Amount shall be held and disbursed by Acquireco on the following basis:

  (i)
  Payment of Fines. A maximum of $200,000 of the Environmental Holdback Amount shall be applied by Acquireco to the payment of any fines which may be imposed by any Governmental Authority prior to October 31, 1997 as a result of non-compliance by Provincial Papers with applicable Environmental Laws at the site of the Provincial Papers mill at Shipyard Road, Thunder Bay, Ontario, provided that the Provincial Papers Shareholders' Representatives approve such payments as being consistent with such purpose, provided that such approval may not be unreasonably withheld. The portion of the $200,000 that has not been so paid out prior to October 31, 1997 shall be paid to the holders of the Class Y Common Shares and the Class X Common Shares, Series A and B as described in subsection 5.1(f).

  (ii)
  Environmental Projects. The remaining $1,000,000 portion of the Environmental Holdback Amount shall be applied by Acquireco to the funding of various environmental projects undertaken by New Provincial up to December 31, 1998 as described in Appendix II to this Plan of Arrangement, provided that the Provincial Papers Shareholders' Representatives approve such payments as being consistent with such purpose, provided that such approval may not be unreasonably withheld. Any portion of this $1,000,000 that has not been so paid out prior by December 31, 1998 shall be paid to the holders of the Class Y Common Shares and the Class X Common Shares, Series A and B as described in subsection 5.1(f).

  (f)
  Calculation and Payment of Environmental Holdback Amount. The portion of the $200,000 segment of the Environmental Holdback Amount and the portion of the $1,000,000 segment of the Environmental Holdback Amount due to be paid out to shareholders pursuant to paragraph 5.1(e)(i) and paragraph 5.1(e)(ii), respectively, shall be paid forthwith after October 31, 1997 and December 31, 1998, respectively, by New Provincial to the Disbursing Agent to be distributed forthwith to the holders of the Class Y Common Shares and the Class X Common Shares, Series A and B on the following basis:

  (i)
  Payment of Environmental Control Premium. In each case, the holders of Class Y Common Shares shall first receive from the Disbursing Agent a control premium per share equal to four times seventy-five percent of two percent of the portion of the Environmental Holdback Amount then being paid out, divided by the number of Class Y Common Shares issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(f)(i) set out on Appendix I to this Plan of Arrangement; and

    (ii)
    Payment of Remaining Amounts. The remainder of the $200,000 portion shall be distributed forthwith after October 31, 1997, and the remainder of the $1,000,000 portion not previously required to have been paid out pursuant to any of the foregoing provisions shall be distributed forthwith after December 31, 1998, on the following basis:

    (1)
    Payment of Remainder to Class Y Shareholders. The holders of Class Y Common Shares shall in each case receive an amount per share equal to seventy-five percent of said amount divided by the number of Class Y Common Shares issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(f)(ii)(1) set out on Appendix I to this Plan of Arrangement;

    (2)
    Payment of Remainder to Class X, Series A Shareholders. The holders of Class X Common Shares, Series A shall in each case receive an amount per share equal to fifteen percent of said amount divided by the number of Class X Common Shares, Series A issued and outstanding on the Effective Date, immediately prior to the Amalgamation, as calculated in accordance with Formula 5.1(f)(ii)(2) set out on Appendix I to this Plan of Arrangement; and

    (3)
    Payment of Remainder to Class X, Series B Shareholders. The holders of Class X Common Shares, Series B shall in each case receive an amount per share equal to ten percent of said amount divided by the number of Class X Common Shares, Series B issued and outstanding on the Effective Date, immediately prior to the Amalgamation as calculated in accordance with Formula 5.1(f)(ii)(3) set out on Appendix I to this Plan of Arrangement.

5.2   Rights of Shareholders.

  (a)
  From and after the Effective Date, each holder of Class X Common Shares, Series A or Series B or Class Y Common Shares, as the case may be, deemed to be exchanged for cash from Acquireco pursuant the Plan of Arrangement, (i) shall not be entitled to exercise any of the rights as shareholder in respect thereof unless payment of the Exchange Price for such shares shall not be made upon presentation of certificate(s) representing such shares, in which case the rights of the holder in respect of those shares for which payment has not been made shall remain unaffected; and (ii) shall have the right only to receive the Exchange Price per Class X Common Share, Series A or Series B or Class Y Common Share, as the case may be, deemed to be exchanged for cash from Aquireco pursuant to the Plan of Arrangement.

  (b)
  Acquireco shall have the right at any time after the Effective Date to deposit the Exchange Price for the Class X Common Shares, Series A or Series B or Class Y Common Shares, as the case may be, deemed to be exchanged for cash, or for such shares represented by certificate(s) as have not as of the date of such deposit been surrendered by the holder thereof in connection with such exchange, to a special account at any chartered bank or any trust company to be paid with interest to or to the order of the holder of such shares upon presentation and surrender to such bank or trust company of the certificate(s) representing such shares, provided that Acquireco shall give notice in writing to such holders advising of such deposit and specifying the name of the chartered bank or trust company, as the case may be, wherein such special account is for the time being maintained.

Section 6—THE AMALGAMATION

6.1    Articles and By-Laws of New Provincial.

        Upon the articles of arrangement becoming effective:

  (a)
  the name of New Provincial shall be, in English, "Provincial Papers Inc." with the French version being "Les Papiers Provincial Inc.";

  (b)
  the registered office of New Provincial shall be in the City of Thunder Bay in the Province of Ontario;

  (c)
  the authorized capital of New Provincial shall consist of an unlimited number of common shares;

  (d)
  there shall be no restrictions on the transfer of the shares of New Provincial;

  (e)
  there shall be no restrictions on the business which New Provincial is authorized to carry on or on the powers New Provincial may exercise;

  (f)
  the by-laws of Acquireco shall be the by-laws of New Provincial until repealed, amended, altered or added to;

  (g)
  without limit to the powers of the board of directors as set out in the OBCA, the board of directors may from time to time on behalf of New Provincial:

    (1)
    borrow money upon the credit of New Provincial;

    (2)
    issue, re-issue, sell or pledge debt obligations of New Provincial;

    (3)
    to the extent permitted by the OBCA, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise; and

    (4)
    mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of New Provincial owned or subsequently acquired, to secure any obligation of New Provincial;

    and the board of directors may from time to time delegate to such one or more of the directors and officers of New Provincial as may be designated by the board of directors all or any of the powers conferred on the board of directors in relation to the foregoing by this paragraph or by the OBCA to such extent and in such manner as the board of directors shall determine at the time of each such delegation. Nothing in this paragraph limits or restricts the borrowing of money by New Provincial on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of New Provincial;

  (h)
  the number of directors of New Provincial shall be such number not less than one and not more than ten as the board of directors may from time to time determine;

  (i)
  the directors of New Provincial may appoint one or more directors who shall hold office for a term expiring not later than the close of the next annual meeting of New Provincial, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of New Provincial; and

  (j)
  the number of the first directors shall be two and the first directors of New Provincial shall be the persons set out below, who shall hold office until the first annual meeting of New Provincial or until their successors are elected or appointed:

NAME	ADDRESS	RESIDENT CANADIAN
Alain Lemaire
Yvan Duchesne

6.2   Effect of Certificate of Arrangement.

        Upon the Certificate of Arrangement becoming effective:

  (a)
  all of the property of the predecessor corporations immediately before the Amalgamation will continue to be the property of New Provincial;

  (b)
  all of the obligations of the predecessor corporations immediately before the Amalgamation will continue to be the obligations of New Provincial;

  (c)
  all existing causes of action, claims or liabilities to prosecution of or against a predecessor corporation immediately before the Amalgamation will be unaffected;

  (d)
  all civil, criminal or administrative actions or proceedings pending by or against a predecessor corporation immediately before the Amalgamation may be continued to be prosecuted by or against New Provincial;

  (e)
  all convictions against, or rulings, orders or judgments in favour of or against, a predecessor corporation immediately before the Amalgamation may be enforced by or against New Provincial;

  (f)
  the articles of arrangement in respect of the Arrangement shall be deemed to be the articles of incorporation of New Provincial and the certificate of arrangement in respect of the Arrangement shall be deemed to be the certificate of incorporation of New Provincial;

  (g)
  the issued and outstanding shares of Acquireco shall be converted into issued and fully paid common shares of New Provincial on the basis of one New Provincial common share for each share of Acquireco;

  (h)
  the issued and outstanding Class X Common Shares, Series A and Series B and Class Y Common Shares shall be cancelled;

  (i)
  the issued and outstanding shares of PPI shall be cancelled without any repayment of capital in respect thereof; and

  (j)
  the issued and outstanding shares of PPSI shall be cancelled without any repayment of capital in respect thereof.

6.3   Stated Capital of New Provincial.

        The amount to be added to the stated capital account for the common shares of New Provincial issued on the Amalgamation shall be equal to the amount of the stated capital account for the shares of Acquireco as it existed immediately prior to the Amalgamation.

APPENDIX I

FORMULAE

A.	Shareholder Entitlements
1.	Formula 3.2(a)—Actual Control Premium
((Final Exchange Price × 0.02) × 0.75) × 4
2.	Formula 3.2(b)—Final Exchange Price Entitlement of Class Y Shareholders
(Final Exchange Price - Actual Control Premium) × 0.75
3.	Formula 3.2(c) - Final Exchange Price Entitlement of Class X Shareholders
(Final Exchange Price - Actual Control Premium) × 0.25
B.	Distributions on Effective Date
1.	Formula 5.1(b)(i)	—	Cash Distribution to Class Y Shareholders on Effective Date—Minimum Control Premium
Minimum Control Premium Outstanding Y Shares
2.	Formula 5.1(b)(ii)	—	Cash Distribution to Class Y Shareholders on Effective Date—Net Exchange Price
Net Exchange Price × 0.75 Outstanding Y Shares
3.	Formula 5.1(b)(iii)	—	Cash Distribution to Class X, Series A Shareholders on Effective Date—Net Exchange Price
Net Exchange Price × 0.15 Outstanding XA Shares
4.	Formula 5.1(b)(iv)	—	Cash Distribution to Class X, Series B Shareholders on Effective Date—Net Exchange Price
Net Exchange Price × 0.10 Outstanding X Shares

C.	Post-Closing Statement Cash Distributions (Holdback Amount)
1.(a)	Formula 5.1(c)(iii)(1)(a)	—	Holdback Amount Distribution to Class Y Shareholders (Negative Adjustment)
(Negative Difference - Interim Control Premium Difference) × 0.75 Outstanding Y Shares
1.(b)	Formula 5.l(c)(iii)(1)(b)	—	Holdback Amount Distribution to Class Y Shareholders (Positive Adjustment)
((Holdback Amount + Positive Difference) - Interim Control Premium Difference) × 0.75 Outstanding Y Shares
2.(a)	Formula 5.1(c)(iii)(2)(a)	—	Holdback Amount Distribution to Class X, Series A Shareholders (Negative Adjustment)
(Negative Difference - Interim Control Premium Difference) × 0.15 Outstanding XA Shares
2.(b)	Formula 5.1(c)(iii)(2)(b)	—	Holdback Amount Distribution to Class X, Series A Shareholders (Positive Adjustment)
((Holdback Amount + Positive Difference) - Interim Control Premium Difference) × 0.15 Outstanding XA Shares
3.(a)	Formula 5.1(c)(iii)(3)(a)	—	Holdback Amount Distribution to Class X, Series B Shareholders (Negative Adjustment)
(Negative Difference - Interim Control Premium Difference) × 0.10 Outstanding XB Shares
3.(b)	Formula 5.1(c)(iii)(3)(b)	—	Holdback Amount Distribution to Class X, Series B Shareholders (Positive Adjustment)
((Holdback Amount + Positive Difference) - Interim Control Premium Difference) × 0.10 Outstanding XB Shares
D.	Post-Closing Statement Cash Distributions (Interim Control Premium and Difference)
1.	Formula 5.1(d)	—	Interim Control Premium
Interim Control Premium Difference Outstanding Y Shares

E.	Environmental Holdback Amount
1.	Formula 5.1(f)(i)	—	Environmental Control Premium
((portion of Environmental Holdback Amount paid out × 0.02) × 0.75) × 4 Outstanding Y Shares
2.	Formula 5.1(f)(ii)(1)	—	Remainder Payable to Class Y Common Shareholders
(portion of Environmental Holdback Amount paid out - applicable portion of Environmental Holdback Control Premium) × 0.75 Outstanding Y Shares
3.	Formula 5.1(f)(ii)(2)	—	Remainder Payable to Class X, Series A Common Shareholders
(portion of Environmental Holdback Amount paid out - applicable portion of Environmental Holdback Control Premium) × 0.15 Outstanding XA Shares
4.	Formula 5.1(f)(ii)(3)	—	Remainder Payable to Class X, Series B Common Shareholders
(portion of Environmental Holdback Amount paid out - applicable portion of Environmental Holdback Control Premium) × 0.10 Outstanding XB Shares

        Each of the foregoing formulae assumes the following:

Actual Control Premium	=	((Final Exchange Price × .02) × 0.75) × 4
Environmental Holdback Amount		$1,200,000
Environmental Holdback Control Premium	=	(((Environmental Holdback Amount)x .02) × 0.75) x 4
Exchange Price	=	$26,000,000
Final Exchange Price	=	Exchange Price less Transaction Costs and subject to adjustment in accordance with subsections 5.1 (c) and 5.1 (e) of the Plan of Arrangement
Holdback Amount	=	$4,500,000
Interim Control Premium	=	(((Exchange Price as adjusted in respect of working capital - Environmental Holdback Amount - Transaction Costs) × .02) × 0.75) × 4
Interim Control Premium Difference	=	Interim Control Premium minus Minimum Control Premium
Minimum Control Premium	=	(((Exchange Price - Holdback Amount - Environmental Holdback Amount - Transaction Costs) × .02) × 0.75) × 4
Negative Difference	=	Holdback Amount - (lesser of $4,500,000 and Negative Adjustment Amount, as defined in the Plan of Arrangement)
Net Exchange Price	=	Exchange Price - Holdback Amount - Environmental Holdback Amount - Minimum Control Premium - Transaction Costs
Outstanding Y Shares	=	the aggregate number of issued and outstanding Class Y Common Shares on the Effective Date, immediately prior to the Amalgamation
Outstanding XA Shares	=	the aggregate number of issued and outstanding Class X Common Shares, Series A on the Effective Date, immediately prior to the Amalgamation
Outstanding XB Shares	=	the aggregate number of issued and outstanding Class X Common Shares, Series B on the Effective Date, immediately prior to the Amalgamation
Positive Difference	=	lesser of $4,500,000 and Positive Adjustment Amount (as defined in the Plan of Arrangement)
Transaction Costs	=	Transaction Costs as defined in the Plan of Arrangement

PROVINCIAL PAPERS HOLDINGS INC.
DISTRIBUTION OF PROCEEDS TO
SHAREHOLDERS INCLUDING NEGATIVE ADJUSTMENT

SAMPLE CALCULATIONS

	BASE CASE	INITIAL DISTRIBUTION	HOLDBACK DISTRIBUTION	ENVIRONMENT HOLDBACK DISTRIBUTION	TOTAL DISTRIBUTION
CLASS Y SHAREHOLDERS
CONTROL PREMIUM	$1,488,000	$1,146,000	$210,000	$12,000	$1,388,000

ALLOCATION PER SHARE	0.01548	0.01192	0.00218	0.00012	0.01423
CLASS Y SHAREHOLDERS
DISTRIBUTION	$17,484,000	$13,465,500	$2,467,500	$141,000	$16,074,000
ALLOCATION PER SHARE	$0.18191	$0.14010	$0.02567	$0.00147	$0.16724

TOTAL DISTRIBUTION TO Y SHAREHOLDERS	$18,972,000	$14,611,500	$2,677,500	$153,000	$17,442,000

CLASS X—SERIES "A" SHAREHOLDERS
DISTRIBUTION	$3,496,800	$2,693,100	$493,500	$28,200	$3,211,800
ALLOCATION PER SHARE	0.22718	0.17496	0.03206	0.00183	0.20886
CLASS X—SERIES "B" SHAREHOLDERS
DISTRIBUTION	$2,331,200	$1,795,400	$329,000	$18,800	$2,143,200
ALLOCATION PER SHARE	0.58280	0.44885	0.08225	0.00470	0.53580

TOTAL DISTRIBUTION TO X SHAREHOLDERS	$5,828,000	$4,488,500	$822,500	$47,000	$5,358,000

TOTAL DISTRIBUTION	$24,800,000	$19,100,000	$3,500,000	$200,000	$22,800,000

EXCHANGE PRICE (EP)	$26,000,000	$26,000,000	$—	$—	26,000,000
HOLDBACK (HB)	$—	$4,500,000	$4,500,000	$—	—
ENVIRONMENTAL HOLDBACK (EHB)	$—	$1,200,000	$—	$1,200,000	—
TRANSACTION COSTS (TC)	$1,200,000	$1,200,000	$—	$—	1,200,000

TOTAL INITIAL DISTRIBUTION	$24,800,000	$19,100,000	$4,500,000	$1,200,000	$24,800,000

LESS NEGATIVE ADJUSTMENT		—	1,000,000	1,000,000	2,000,000

	$24,800,000	$19,100,000	$3,500,000	$200,000	$22,800,000

CONTROL PREMIUM (EP × 0.02 .× 0.75) × 4 (CP)	$1,488,000	$1,488,000	$—	$—
MINIMUM CONTROL PREMIUM (MCP)	$—	$1,146,000	$210,000	$12,000	$1,368,000
NEGATIVE ADJUSTMENT	$—	$—	$1,000,000	$1,000,000
CLASS Y SHARES OUTSTANDING	96,116,017	96,116,017	96,116,017	96,116,017	96,116,017
CLASS X—SERIES A SHARES OUTSTANDING	15,392,228	15,392,228	15,392,228	15,392,228	15,392,228
CLASS X—SERIES B SHARES OUTSTANDING	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000

PROVINCIAL PAPERS HOLDINGS INC.
DISTRIBUTION OF PROCEEDS TO
SHAREHOLDERS INCLUDING POSITIVE ADJUSTMENT

SAMPLE CALCULATIONS

	BASE CASE	INITIAL DISTRIBUTION	HOLDBACK DISTRIBUTION	ENVIRONMENT HOLDBACK DISTRIBUTION	TOTAL DISTRIBUTION
CLASS Y SHAREHOLDERS
CONTROL PREMIUM	$1,488,000	$1,146,000	$330,000	$12,000	$1,488,000

ALLOCATION PER SHARE	0.01548	0.01192	0.00343	0.00012	0.01548
CLASS Y SHAREHOLDERS
DISTRIBUTION	$17,484,000	$13,465,500	$3,877,500	$141,000	$17,484,000
ALLOCATION PER SHARE	$0.18191	$0.14010	$0.04034	$0.00147	$0.18191

TOTAL DISTRIBUTION TO Y SHAREHOLDERS	$18,972,000	$14,611,500	$4,207,500	$153,000	$18,972,000

CLASS X—SERIES "A" SHAREHOLDERS
DISTRIBUTION	$3,496,800	$2,693,100	$775,500	$28,200	$3,496,800
ALLOCATION PER SHARE	0.22718	0.17496	0.05038	0.00183	0.22718
CLASS X—SERIES "B" SHAREHOLDERS
DISTRIBUTION	$2,331,200	$1,795,400	$517,000	$18,800	$2,331,200
ALLOCATION PER SHARE	0.58280	0.44885	0.12925	0.00470	0.58280

TOTAL DISTRIBUTION TO X SHAREHOLDERS	$5,828,000	$4,488,500	$1,292,500	$47,000	$5,828,000

TOTAL DISTRIBUTION	$24,800,000	$19,100,000	$5,500,000	$200,000	$24,800,000

EXCHANGE PRICE (EP)	$26,000,000	$26,000,000	$—	$—	26,000,000
HOLDBACK (HB)	$—	$4,500,000	$4,500,000	$—	—
ENVIRONMENTAL HOLDBACK (EHB)	$—	$1,200,000	$—	$1,200,000	—
TRANSACTION COSTS (TC)	$1,200,000	$1,200,000	$—	$—	1,200,000

TOTAL INITIAL DISTRIBUTION	$24,800,000	$19,100,000	$4,500,000	$1,200,000	$24,800,000

LESS NEGATIVE ADJUSTMENT	—	—	1,000,000	(1,000,000)	—
	$24,800,000	$19,100,000	$5,500,000	$200,000	$24,800,000

CONTROL PREMIUM (EP × 0.02 × 0.75) × 4 (CP)	$1,488,000	$1,488,000	$—	$—
MINIMUM CONTROL PREMIUM (MCP)	$—	$1,146,000	$330,000	$12,000	$1,488,000
NEGATIVE ADJUSTMENT	$—	$—	$1,000,000	$(1,000,000)	$—
CLASS Y SHARES OUTSTANDING	96,116,017	96,116,017	96,116,017	96,116,017	96,116,017
CLASS X—SERIES A SHARES OUTSTANDING	15,392,228	15,392,228	15,392,228	15,392,228	15,392,228
CLASS X—SERIES B SHARES OUTSTANDING	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000

APPENDIX II

ENVIRONMENTAL PROJECTS
PROVINCIAL PAPERS, INC.
Thunder Bay, Ontario

1.     Aeration Stabilization Basins

        Summary of potential costs to modify the aeration stabilization basins (ASB) to bring the effluent of the mill in compliance with the BOD. Toxicity and phenols MOEE standards in force since 1996

Second estimate

NO.	SUBJECTS	ESTIMATE OF COST $ CAN.
1	Intercooler of air between the blowers and the EDI diffusers (has to be confirmed with the supplier)	100,000
2	Transfer of the EDI diffusers from cells #2 to cell #3 and from cell #5 to cell #4 including modifications on the air headers and the repairs on the diffusers and the addition of diffusers	100,000
3	Install self aspirating aerators (channel air) in cells #2(6) 50 HP and #5(2) of 60 HP with cables and crane	500,000
4	Electrical and instrumentation (do not include a new electrical transformer and the emergency generator)	200,000
5	Equipment to dredge the secondary sludge settled in the #6 to 10 settling lagoons	50,000
6	Design, drawings, supervision of the works, etc.	50,000
	TOTAL OF ESTIMATED OR POTENTIAL EXPENSES ON THE ASB	1,000,000

ASSUMING THAT ALL THE TSS WILL BE CATCHED AT THE CLARIFIERS AND THE MOST PART OF THE BOD WILL BE REMOVED IN CELLS #1, 2 AND 3

DOES NOT CONSIDER THE REPLACEMENT OF ALL THE DIFFUSERS

2.     Ontario Hydro Substation

        Ontario Hydro has operated a transformer station on PPI's property for the last 50 years. Ontario Hydro has recently conducted a Phase I Environmental Site Assessment and has detected high concentrations of arsenic on the site. A Phase II Environmental Site Assessment has been recommended and subject to recommendations from consultants retained by PPI, is being implemented by Ontario Hydro. Ontario Hydro has not denied liability. The source of the arsenic is still being investigated It is anticipated that the only cost to PPI will be the cost of consulting services relating to the review and implementation of the remedial work program by Ontario Hydro.

        The second portion of the Environmental Holdback Amount, being $1,000,000, may also be applied to any liability of PPI with respect to the site of the Ontario Hydro transformer station.

APPENDIX III

PROVINCIAL PAPERS INC.
CURRENT CAPITAL EXPENDITURE PROJECTS

Fiscal 1997 First Half Capital Expenditures (actual and planned)
Nov./96-Dec./96 (actual)	$1,418
Jan./97-Apr./97 (planned)	6,569

Total	$7,987

Major Planned Projects

1.	Clarifier	From initiation to Dec. 31/96	$1,576
		Jan./97-Apr./97	2,285

			$3,861
		Sewer Diversion to clarifier (May 97-Aug./97)	$1,500

		Total	$5,361

2.	Wet Strength Broke Handling	From initiation to Dec. 31/96 Jan./97-Apr./97	$1,004 2,836

		Total	$3,840

3.	New Gauging System for #8 Paper Machine	From initiation to Dec. 31/96 Jan./97-Apr./97	$675 620

			$1,295

		Total after Apr./97	$1,005

		Total	$2,300

4.	Other/Miscellaneous	Jan./97-Apr./97	$828

January 15, 1997

Commercial List No. B 96/97

IN THE MATTER OF PROVINCIAL PAPERS HOLDINGS INC., PROVINCIAL PAPERS INC. and PROVINCIAL PAPERS SHAREHOLDINGS INC.

AND IN THE MATTER OF AN APPLICATION BY PROVINCIAL PAPERS HOLDINGS INC., PROVINCIAL PAPERS INC., and PROVINCIAL PAPERS SHAREHOLDINGS INC. under the provisions of Section 182 of the Business Corporations Act, R.S.O.1990, c.B-16, as amended, for approval of an arrangement with respect to an exchange of the Class X Common Shares, Series A & B and Class Y Common Shares of Provincial Papers Holdings Inc. and the amalgamation of Provincial Papers Holdings Inc., Provincial Papers Inc. and Provincial Papers Shareholdings Inc. with 1228056 Ontario Limited

APPLICANT

ONTARIO COURT OF JUSTICE (General Division)
Proceedings Commenced at Toronto

ORDER

GOWLING, STRATHY & HENDERSON Barristers and Solicitors Suite 4900, Commerce Court West Toronto, Ontario M5L 1J3
ALEX L. MACFARLANE (416) 862-5780 Solicitors for the Applicants

EXHIBIT "B"

        Court File No. B96/97

ONTARIO COURT OF JUSTICE
(GENERAL DIVISION)
COMMERCIAL LIST

THE HONOURABLE	)	TUESDAY THE 29TH DAY
JUSTICE	)	OF APRIL, 1997

B E T W E E N:

IN THE MATTER OF PROVINCIAL PAPERS HOLDINGS INC., PROVINCIAL PAPERS INC., and PROVINCIAL PAPERS SHAREHOLDINGS INC.

AND IN THE MATTER OF AN APPLICATION BY PROVINCIAL PAPERS HOLDINGS INC., PROVINCIAL PAPERS INC. and PROVINCIAL PAPERS SHAREHOLDINGS INC. under the provisions of Section 182 of the Business Corporations Act, R.S.O. 1990, c.B-16, as amended, for approval of an arrangement with respect to an exchange of the Class X Common Shares, Series A & B and Class Y Common Shares of Provincial Papers Holdings Inc., and the amalgamation of Provincial Holdings Inc., Provincial Papers Inc. and Provincial Papers Shareholdings Inc. with 1228056 Ontario Limited

O R D E R

        THIS APPLICATION made by Provincial Papers Holdings Inc. ("Provincial Papers"), Provincial Papers Inc. ("PPI") and Provincial Papers Shareholdings Inc. ("PPSI") for an order pursuant to section 182 of Business Corporations Act (Ontario), R.S.0. 1990, c.B 16, as amended (the "OBCA") approving the Arrangement Agreement and the Plan of Arrangement (collectively the "Arrangement") proposed by Provincial Papers, PPI, PPSI and 1228056 Ontario Limited, a

subsidiary of Rolland Inc. ("Rolland"), was heard this day at 393 University Avenue, Toronto, Ontario.

        ON READING the Notice of Return of Application, Notice of Application dated April 10, 1997, the Affidavit of C. Ian Ross sworn April 10, 1997 (the "First Ross Affidavit") and the exhibits thereto, the Affidavit of C. Ian Ross sworn April 25, 1997 (the "Second Ross Affidavit") and the exhibits thereto, the Affidavit of C. Ian Ross sworn April 28, 1997 and the exhibit thereto (the "Third Ross Affidavit"), and the Affidavit of Susan Margaret Costigan sworn April 24, 1997 (the "Costigan Affidavit") and the exhibits thereto,

        AND ON HEARING the submissions of counsel for the Applicants, Provincial Papers, PPI, PPSI and counsel for Rolland, no one else appearing although notice hereof having been given in accordance with the Order of the Honourable Mr. Justice Spence dated April 11, 1997 (the "Interim Order"),

        AND UPON READING the Interim Order and this Court being of the opinion that the terms and conditions of the Arrangement are fair and reasonable to the shareholders affected thereby and ought therefore be approved,

1.
THIS COURT ORDERS that service of the Notice of Application and Application Record, herein, be and the same is hereby validated and that further service of the Notice of Application and Application Record upon any interested party other than the persons served is hereby dispensed with and that the Application is properly returnable today.

2.
THIS COURT ORDERS that the Arrangement in the form annexed as Exhibit "A" to the Third Ross Affidavit be and the same is hereby approved.

3.
THIS COURT ORDERS AND DECLARES that the Shareholders' Agreement made as at May 31, 1993 among the holders of the Class I Shares, Series A and Series B (the "Class I Shares") and Class II Shares of Provincial Papers, Provincial Papers, PPI and PPSI shall terminate and be of no further force and effect upon the date on which a Certificate of Arrangement is issued in respect of the Arrangement (the "Effective Date")

2

in accordance with the provisions of the OBCA and, thereafter, all rights, interests and entitlement thereunder of any of the parties thereto shall terminate on that date other than the right of the holders of the Class I Shares, Class II Shares and Voting Special Shares, Series A and Series B to receive the redemption price for their respective shares in accordance with the terms of the Arrangement.

4.
THIS COURT ORDERS that all right, title and interest in and to the Class X Common Shares, Series A & B (the "Class X Shares") and the Class Y Common Shares (the "Class Y Shares") (collectively the "Common Shares") of Provincial Papers shall vest in Rolland, free and clear of any and all liens, charges, encumbrances, security interests and claims of the creditors of the holders of the Common Shares of Provincial Papers and the claims and interests of the holders of the Commons Shares of Provincial Papers, on the Effective Date.

Judge, Ontario Court of Justice (General Division)

3

QuickLinks

  Exhibit 3.23
SCHEDULE A
SCHEDULE B
FORM 8 Business Corporations Act
EXHIBIT "A" ARRANGEMENT AGREEMENT
Schedule A
To the Arrangement Agreement dated as of April 25, 1997 between Provincial Papers Holdings Inc., Provincial Papers Inc., Provincial Papers Shareholdings Inc., Rolland Inc. and 1228056 Ontario Limited Plan of Arrangement under Section 182 of the Business Corporations Act (Ontario)
APPENDIX I FORMULAE
PROVINCIAL PAPERS HOLDINGS INC. DISTRIBUTION OF PROCEEDS TO SHAREHOLDERS INCLUDING NEGATIVE ADJUSTMENT
PROVINCIAL PAPERS HOLDINGS INC. DISTRIBUTION OF PROCEEDS TO SHAREHOLDERS INCLUDING POSITIVE ADJUSTMENT
APPENDIX II ENVIRONMENTAL PROJECTS PROVINCIAL PAPERS, INC. Thunder Bay, Ontario
APPENDIX III PROVINCIAL PAPERS INC. CURRENT CAPITAL EXPENDITURE PROJECTS
  Commercial List No. B 96/97
EXHIBIT "B"